As filed with the Securities and Exchange Commission on July 17, 1997.
                                                  Registration No. 333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    -------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    -------

                        OCEAN OPTIQUE DISTRIBUTORS, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

              FLORIDA                                  5098                                   65-0052592
-------------------------------             ----------------------------                ----------------------
(State or Other Jurisdiction of             (Primary Standard Industrial                   (I.R.S. Employer
Incorporation of Organization)               Classification Code Number)                Identification Number)

                             14250 S.W. 119TH AVENUE
                              MIAMI, FLORIDA 33186
                                 (305) 255-3272
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                                KENNETH J. GORDON
                             CHIEF FINANCIAL OFFICER
                        OCEAN OPTIQUE DISTRIBUTORS, INC.
                             14250 S.W. 119TH AVENUE
                              MIAMI, FLORIDA 33186
                                 (305) 255-3272
             --------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:

                            A. Jeffry Robinson, P.A.
                              Nina S. Gordon, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                                    Suite 3000
                              Miami, Florida 33131

                                    -------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|X|

                         CALCULATION OF REGISTRATION FEE
==================================================================================================
   TITLE OF EACH                          PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
CLASS OF SECURITIES     AMOUNT TO BE       OFFERING PRICE           AGGREGATE         REGISTRATION
 TO BE REGISTERED       REGISTERED(1)       PER SHARE(2)         OFFERING PRICE(3)          FEE
==================================================================================================

Common Stock(3)           248,284         230,000   @ $ .75        $  239,236.60      $    72.50
Common Stock(4)                            18,284   @ $3.625
Common Stock(5)           335,417         $2.0313(8)               $  681,332.55      $   206.46
Common Stock(6)         1,172,500         775,000   @ $ .75        $1,280,937.50      $   388.16
                                          187,500   @ $1.625
                                          200,000   @ $1.875
                                           10,000   @ $2.00
Common Stock(7)         3,137,977         $2.0313(8)               $6,374,172.68      $ 1,931.57
Common Stock              966,924         $2.0313(8)               $1,964,112.72      $   595.19
                                                                                      ----------
                                                                                      $ 3,193.88
                                                                                      ==========


----------
(1) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(3) Shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1992 Stock Option Plan at an exercise price of $.75 per share.
(4) Shares of Common Stock issuable upon exercise of a stock option having an exercise price which varies from $.75 to $3.625 per share.
(5) Shares of Common Stock issuable upon conversion of shares of the Company's Series B-1 Cumulative Convertible 2% Preferred Stock.
(6) Shares of Common Stock issuable upon exercise of outstanding warrants, which are exercisable at prices ranging from between $.75 to $2.00 per share.
(7) Shares of Common Stock issued to the shareholders of Solovision Optical, Inc. upon the effectiveness of the merger of Ocean Acquisition Corporation, a wholly-owned subsidiary of the Company, with and into Solovision Optical, Inc.
(8) Pursuant to Rule 457(c), based on the average of the bid and ask closing prices of the registrant's Common Stock on July 14, 1997.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                              CROSS-REFERENCE SHEET

                    Showing Location in the Prospectus of the
                   Information Required by Items of Form SB-2

FORM SB-2 ITEM NUMBER AND CAPTION                                           HEADING IN PROSPECTUS
---------------------------------                                           ---------------------
1.    Front of Registration Statement and.......................            Facing Page of Registration
      Outside Front Cover of Prospectus.........................            Statement: Cover of Prospectus

2.    Inside Front and Outside Back.............................            Inside Front and Outside Back
      Cover Pages of Prospectus.................................                Cover Pages of Prospectus

3.    Summary Information and Risk Factors .....................            Prospectus Summary; Risk Factors

4.    Use of Proceeds...........................................            Prospectus Summary; Use of
                                                                            Proceeds

5.    Determination of Offering Price...........................            Description of Securities;
                                                                            Plan of Distribution

6.    Dilution..................................................            Not Applicable

7.    Selling Securityholders...................................            Selling Securityholders

8.    Plan of Distribution......................................            Front Cover Page; Prospectus
                                                                            Summary; Plan of Distribution

9.    Legal Proceedings.........................................            Business

10.   Directors, Executive Officers, Promoters
      and Control Persons.......................................            Management

11.   Security Ownership of Certain Beneficial
      Owners and Management.....................................            Principal Shareholders

12.   Description of the Securities.............................            Description of Securities

13.   Interest of Named Experts and Counsel.....................            Legal Matters

14.   Disclosure of Commission Position on
      Securities Act Liabilities................................            Description of Securities




FORM SB-2 ITEM NUMBER AND CAPTION                                           HEADING IN PROSPECTUS
---------------------------------                                           ---------------------

15.   Organization Within Last Five Years.......................            Not Applicable

16.   Description of Business...................................            Prospectus Summary; Business

17.   Management's Discussion and Analysis
      or Plan of Operation......................................            Management's Discussion and
                                                                            Analysis of Financial Condition
                                                                            and Results of Operation

18.   Description of Property...................................            Business

19.   Certain Relationships and Related.........................            Certain Transactions
      Transactions

20.   Market for Common Equity and Related
      Stockholder Matters.......................................            Market for Common Equity and
                                                                            Related Shareholder Matters

21.   Executive Compensation....................................            Management

22.   Financial Statements......................................            Index to Financial Statements

23.   Changes In and Disagreements With
      Accountants on Accounting and
      Financial Disclosure......................................            Not Applicable


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 17, 1997

                        OCEAN OPTIQUE DISTRIBUTORS, INC.
                                5,861,102 SHARES
                                  COMMON STOCK

         Ocean Optique Distributors, Inc. (the "Company" or "Ocean") hereby registers up to 5,861,102 shares (the "Shares") of its common stock, no par value (the "Common Stock"), for the account of certain selling securityholders (the "Selling Securityholders"). In addition to 966,924 issued and outstanding Shares of Common Stock being registered hereby, up to 335,417 of the Shares are issuable upon conversion of shares of the Company's Series B-1 Cumulative Convertible 2% Preferred Stock (the "Series B-1 Preferred Stock"); up to 248,284 of the Shares are issuable upon exercise of options to acquire 230,000 shares granted under the Company's 1992 Stock Option Plan at an exercise price of $.75 per share, and options to acquire 18,284 Shares, having an exercise price which varies from $.75 to $3.625 per share (collectively, the "Options"); up to 1,172,500 of the Shares are issuable upon exercise of a like number of warrants at an exercise price ranging between $.75 and $2.00 per share (the "Warrants"); and 3,137,977 Shares issued to the shareholders of Solovision Optical, Inc. ("Solovision") in the Company's recently completed acquisition of Solovision. See "Acquisition of Solovision," "Selling SecurityHolders" and "Description of Securities."

         The Company will not receive any of the proceeds from the sale of Shares by the Selling Securityholders, but will receive up to approximately $1,494,487.50 in gross proceeds upon the exercise of the outstanding Warrants and Options. See "Use of Proceeds."

         The Company will pay all of the expenses of this offering, except that the Selling Securityholders will bear the cost of any brokerage commissions or discounts incurred in connection with the sale of the Shares and their respective legal expenses. The Shares may be sold by Selling Securityholders directly or through underwriters, dealers or agents in market transactions or in privately negotiated transactions. See "Plan of Distribution."

         The Common Stock of the Company is quoted on the automated quotation system of the National Association of Securities Dealers, Inc. ("Nasdaq") SmallCap Market under the symbol "OPTQ." On July 14, 1997, the average of the bid and ask closing prices of the Common Stock was $2.0313 per share.

         AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE DISCUSSION UNDER "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                The date of this Prospectus is July __, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at its following regional offices: Suite 788, 1375 Peachtree St., N.E., Atlanta, Georgia 30367; Suite 1400, 500 West Madison Street, Chicago, Illinois; and 7 World Trade Center, New York, New York. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission (http: //www.sec.gov).

     The Company's Common Stock is quoted on Nasdaq SmallCap Market under the symbol "OPTQ." All of the reports required to be filed by the Company with Nasdaq and other information concerning the Company can be inspected at 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION, FINANCIAL STATEMENTS AND RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                   THE COMPANY

     The Company is engaged in importing, marketing and distributing high quality ophthalmic (or eyeglass) frames and sunglasses in the mid- and premium-priced categories. The Company's products, which currently are manufactured in Europe and the Far East, include more than 400 styles in metal or plastic in an array of colors and sizes. The Company is currently the exclusive or non-exclusive licensee (with respect to eyewear) of well-recognized labels that include Crayola, Chevrolet and Jacques Fath.

         Effective June 27, 1997, the Company consummated the acquisition of Solovision, a privately held, Miami-based company engaged in importing, exporting, marketing and distributing moderately priced eyeglass frames and importing and distributing optical equipment. In connection with the acquisition of Solovision (the "Solovision Acquisition"), the Company issued to the shareholders of Solovision shares of the Company's Common Stock and the Company's Series C Non-Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") with an aggregate voting power equal to 60% of the outstanding voting capital stock of the Company, on a fully diluted basis, after giving effect to the Solovision Acquisition. See "Acquisition of Solovision."

     The Company maintains its executive offices at 14250 S.W. 119th Avenue, Miami, Florida 33186, and its telephone number is (305) 255-3272.

         Except as otherwise expressly provided, the historical information set forth in this Prospectus regarding the Company's business, operations and financial results relate to Ocean and do not reflect the consummation of the Solovision Acquisition.

                               SECURITIES OFFERED

         Up to 5,861,102 shares of the Company's Common Stock are being registered hereunder for the account of the Selling Securityholders, including 966,924 issued and outstanding shares of Common Stock; up to 335,417 shares of Common Stock issuable upon the conversion of outstanding shares of Series B-1 Preferred Stock; 248,284 shares of Common Stock issuable upon the exercise of the Options; 1,172,500 shares of Common Stock issuable upon the exercise of the Warrants; and 3,137,977 shares of Common Stock issued to the shareholders of Solovision in the Solovision Acquisition (see "Acquisition of Solovision").

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from sales of the Shares by the Selling Securityholders. Any proceeds received by the Company upon the exercise of the Warrants and Options will be used for working capital and other general corporate purposes.

                               OUTSTANDING SHARES

         As of July 3, 1997, the Company had 7,400,722 shares of Common Stock and 1,403,978 shares of Preferred Stock outstanding.(1) As of July 3, 1997, holders of the Debentures totaling $1,196,242 in aggregate principal amount have converted their Debentures into 725,006 shares of Common Stock, and holders of $81,250 in aggregate principal amount of Debentures have provided notice to the Company of their intention to convert their Debentures into an aggregate of 49,244 shares of Common Stock. Also, as of July 3, 1997, 388,500 shares of the Company's Series A Convertible Preferred Stock have been converted into a like number of shares of Common Stock, and holders of 42,500 shares of Series A Convertible Preferred have provided notice to the Company of their intention to convert such shares to shares of Common Stock.

---------------------------

(1) Excludes up to 1,000,000 shares of Common Stock issuable upon exercise of options granted and to be granted pursuant to the Company's Stock Option Plans; up to 1,282,500 shares of Common Stock issuable upon exercise of outstanding Warrants; up to 7,559,036 shares of Common Stock issuable upon conversion of outstanding shares of the Company's Series A, Series B-1 and Series C Preferred Stock; and 229,539 shares of Common Stock issuable upon conversion of outstanding Debentures.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         THE SUMMARY FINANCIAL DATA SET FORTH BELOW IS DERIVED FROM THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, SET FORTH ELSEWHERE IN THIS PROSPECTUS.

                                                                                                        NINE MONTHS ENDED
                                                         YEARS ENDED JUNE 30,                               MARCH 31,
                                        --------------------------------------------     -----------------------------------------
OPERATING DATA:                                     1996                    1995                    1997                    1996
                                        -----------------------------    -----------     --------------------------    -----------
                                         OCEAN            PRO FORMA                         OCEAN       PRO FORMA
                                        HISTORICAL        COMBINED(1)                     HISTORICAL    COMBINED(1)
                                        ----------        -----------                    -----------    -----------
Net sales............................  $14,363,180      $16,607,675      $ 9,752,264     $9,473,152     $11,581,455    $10,644,836

Cost of goods sold...................   11,901,450       13,351,516        5,680,055      6,436,893       7,921,902      7,989,156
                                       -----------       ----------      -----------    -----------     -----------     ----------

   Gross profit......................    2,461,730        3,256,159        4,072,209      3,036,259       3,659,553      2,655,680

Selling, general and administrative
   expenses..........................    9,854,600       10,807,855        4,694,571      3,190,283       3,990,702      4,282,532
                                       -----------       ----------      -----------    -----------     -----------     ----------


Loss from operations.................   (7,392,870)      (7,551,696)        (622,362)      (154,024)       (331,149)    (1,626,852)

Interest expense, net................     (492,011)        (493,940)        (257,687)      (285,167)       (303,596)      (404,895)
                                       -----------       ----------      -----------    -----------     -----------     ----------

   Income (loss) before income taxes.   (7,884,881)      (8,045,636)        (880,049)      (439,191)       (634,745)    (2,031,747)

Income tax benefit (expense).........       53,096           17,346          145,000             __           5,100             __
                                       -----------       ----------      -----------    -----------     -----------     ----------

   Net income (loss).................   (7,831,785)      (8,028,290)        (735,049)      (439,191)       (629,645)    (2,031,747)

Dividends paid on preferred stock....       67,003           67,003           47,439         19,500          19,500         35,632
                                      ------------      -----------     ------------   ------------     -----------  -------------

   Net income (loss) applicable to
   Common Stock...................... $ (7,898,788)     $(8,095,293)     $  (782,488)   $  (458,691)    $  (659,345)   $(2,067,379)
                                      ============      ===========     ============   ============     ===========  =============

Net income (loss) per common share... $      (4.64)     $     (1.67)     $     (0.48)   $     (0.17)    $      (.11)   $     (0.95)
                                      ============      ===========     ============   ============     ===========  =============

Weighted average number of
   common shares outstanding.........    1,700,906        4,838,883        1,619,602      2,778,500       5,916,477      2,126,818
                                      ============      ===========     ============   ============     ===========  =============

                                                                                  MARCH 31, 1997
                                                                           -----------------------------
                                                                            OCEAN             PRO FORMA
BALANCE SHEET DATA:                  JUNE 30, 1996       JUNE 30, 1995     HISTORICAL        COMBINED(2)
                                     -------------       -------------     ----------        -----------
Current assets....................... $  9,015,519         $12,246,346     $ 8,253,254       $ 9,226,416

Total assets.........................    9,415,860          16,438,996       8,575,671        13,980,631
                                      ============        ============    ============       ===========

Current liabilities..................    6,850,402           6,077,949       6,242,552         6,900,383
                                      ------------        ------------    ------------       -----------

Total liabilities....................    8,231,932           8,487,530       7,225,435         7,990,504

Total stockholders' equity...........    1,183,928           7,951,466       1,350,236         5,990,127
                                      ------------        ------------    ------------       -----------

Total liabilities and
   stockholders' equity.............. $  9,415,860         $16,438,996     $ 8,575,671       $13,980,631
                                      ============        ============    ============       ===========

(1) Gives effect to the Solovision Acquisition as if it had occurred on July 1, 1995. See "Acquisition of Solovision."
(2) Gives effect to the Solovision Acquisition as if it had occurred on March 31, 1997. See "Acquisition of Solovision."

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. THEREFORE, IN EVALUATING THE COMPANY AND ITS BUSINESS PROSPECTS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, BEFORE ACQUIRING SHARES OF COMMON STOCK. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERING RESULTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

RESULTS OF OPERATIONS; HISTORY OF LOSSES

         The Company incurred net losses of $7,831,784 and $735,049 for the fiscal years ended June 30, 1996, and 1995, respectively, and $439,191 and $2,031,747 for the nine months ended March 31, 1997 and 1996, respectively. No assurance can be given that the Company will be able to reduce its net losses or achieve profitability in either the short or the long term. The Company may require, depending on then-current levels of cash flow generated from operations, additional financing in the near and/or long term. No assurance can be given that the Company would be able to procure such necessary financing, or if available, would be able to procure financing on terms deemed favorable by the Company. In the event the Company is unable to generate sufficient cash flow from operations, the Company may be forced in the future to reduce its level of operations.

BANK LINE OF CREDIT

         On May 28, 1997, the Company refinanced its credit facility through a Loan and Security Agreement with Coast Business Credit, /Registered Trademark/ a division of Southern Pacific Thrift & Loan Association ("Coast"). Loans outstanding under this agreement at any time may not exceed the lesser of either: (a) $4,000,000 or (b) the sum of: (i) 70% of the Company's receivables deemed by Coast to be eligible for borrowing (which may be increased to 75% if dilution is less than 15%, subject to certain restrictions); and (ii) the lesser of up to 55% of the value of the Company's inventory deemed by Coast to be eligible for borrowing, or $2,000,000. The interest rate on all loans made under the credit facility is 2% above the prime rate, with a minimum monthly interest amount equal to said rate charged on an outstanding daily balance of $2,000,000. The maturity date is June 30, 2000, subject to automatic renewal for additional one-year terms upon payment of a renewal fee. The credit facility is currently secured by all of the assets of Ocean and its wholly owned subsidiaries, Classic Optical, Inc. ("Classic Optical") and European Manufacturers Agency, Inc. (EMA"). Inability to repay the loans under the credit facility in a timely manner as they become due would have a materially adverse effect on the Company's ability to continue its operations and could cause the Company to lose most of its assets. There can be no assurances that income generated from the Company's operations will be sufficient to cover all operating expenses and meet present and future debt service payments of the Company.

LICENSING AGREEMENTS AND RELATIONSHIPS WITH LICENSORS

         The Company is the exclusive and/or non-exclusive licensee with respect to eyewear of several well-recognized labels that include Crayola, Chevrolet and Jacques Fath. The Company's prior license agreement with Revlon has been terminated and will not be renewed. The Company elected not to renew its licensing agreement with J.H. Collectibles, due to the fact that J.H. Collectibles filed for bankruptcy during the first quarter of 1997. The Company currently believes that the termination of its relationships with Revlon and J.H. Collectibles will not have a material adverse effect on the Company's long-term future business. Additionally, the Company is currently re-negotiating its license agreement with Gitano Fashions Limited ("Gitano"), which expired on June 30, 1997. No assurance can be given that the Company will be able to re-negotiate a renewal of the Company's license agreement with Gitano, or that a substitute agreement will be executed. Further, no assurance can be given that any other existing licensing agreements to which the Company is a party will not expire or be cancelled in the future. In the event that such other licensing agreements terminate, the Company's results of operations may be negatively impacted in the future.

COMPETITION

         The Company competes with a large number of entities, most of which are much larger, better capitalized and have greater resources than the Company. In addition, some of the Company's competitors are vertically integrated, producing and distributing their own eyewear products. There can be no assurance that the Company will be able to compete successfully against any current or potential competitor.

DIVIDENDS

         The Company has not paid any cash dividends on the Common Stock and, in view of its financial condition and currently contemplated financial requirements, does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.

DEPENDENCE ON CERTAIN CUSTOMERS

         For the nine months ended March 31, 1997, the Company had one customer whose net sales represented approximately 12.2% of the Company's total net sales for the year. No other customers accounted for more than 10% of the Company's sales in the period. The loss of such customer could have a material adverse effect on the business of the Company.

CONTROL BY MANAGEMENT

         As of July 3, 1997, the officers and/or directors of the Company beneficially owned an aggregate of 9,420,324 shares of Common Stock (or approximately 69.50% of the shares of Common Stock outstanding).

POSSIBLE VOLATILITY OF COMMON STOCK PRICES

         The market price of the Company's Common Stock may be significantly affected by various factors, including, but not limited to, the Company's results of operations, general economic conditions and conditions specific to the industry in which the Company is engaged. In addition, sales of all or a part of the 5,861,102 Shares being registered hereunder on behalf of the Selling Securityholders may have a depressive effect on the market price of the Common Stock. See "Plan of Distribution" and "Shares Eligible for Future Sale."

DILUTION

         In the event the Company seeks to obtain additional financing through the sale and issuance of its securities, the then-current shareholders of the Company may suffer immediate and substantial dilution in their percentage of ownership of shares of the Company's Common Stock. In addition, the future issuance of shares below the then-current market price of the Company's Common Stock may have a depressive effect on the future market price of the Common Stock, although such market price is subject to numerous factors, many of which are beyond the Company's control, including general economic business conditions and the then-current economic condition of the industry in which the Company engages. The issuance of additional shares of the Company's Common Stock may also trigger certain anti-dilution provisions set forth in the various instruments evidencing certain outstanding derivative securities of the Company, and may result in the issuance of additional shares of the Company's Common Stock upon conversion and/or exercise thereof, further diluting the shareholders' equity position in the Company.

CONTINUED LISTING ON NASDAQ SMALLCAP MARKET IS NOT ASSURED;
POSSIBLE APPLICABILITY OF RULES RELATING TO LOW-PRICED STOCKS

         The National Association of Securities Dealers, Inc. has imposed certain financial criteria for continued listing on the Nasdaq SmallCap Market, including capital and surplus requirements, and minimum stock price standards. For continued listing on the Nasdaq SmallCap Market, a company must maintain $2 million in total assets, a $200,000 market value of the public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid of $1 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on the Nasdaq SmallCap Market if the market value of the public float is at least $1 million and the company has $2 million in capital and surplus. In February 1997, the Company received notice from Nasdaq of the Company's failure to meet such maintenance standards (in particular, the $1 million minimum capital and surplus requirement). The Company advised Nasdaq of certain steps it was taking to comply with such requirement, and subsequently achieved compliance as of March 31, 1997. To date, the Company has not received any further response or notices from Nasdaq. There can be no assurances that the Company will remain in compliance with these maintenance criteria. The Company's failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of the Common Stock of the Company on the Nasdaq SmallCap Market. In such an event, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

         Furthermore, the Nasdaq Stock Market, Inc. has recently proposed certain changes to the maintenance criteria for listing eligibility on the Nasdaq SmallCap Market. The proposed maintenance standards would require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market-makers, and at least 300 shareholders. The Nasdaq Stock Market, Inc. is currently in the process of soliciting comments from investors, issuers, market participants and others with respect to the foregoing proposed changes. No changes have yet been adopted by the Nasdaq Stock Market, Inc.

         If the Company is or becomes unable to meet the listing criteria of the Nasdaq SmallCap Market and becomes delisted therefrom, trading, if any, in the common stock of the Company would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, on the "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. In such an event, the market price of the shares may be adversely impacted. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to, the market value of the Common Stock.

         The Securities and Exchange Commission (the "Commission") has also promulgated regulations that define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such regulations impose various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Such broker-dealers must also, prior to the purchase, provide the customer with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market therefor as well as a customer's legal remedies. The broker-dealer must also obtain a signed and dated acknowledgement from its customers demonstrating that the customers have actually received the required risk disclosure documents before their first transaction in a penny stock. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the Company's Common Stock and may affect the ability of holders to sell their shares in the secondary market.

         While many Nasdaq SmallCap Market-listed securities are covered by the definition of penny stock, transactions in a Nasdaq SmallCap Market-listed security are exempt for (i) issuers who have

$2,000,000 in net tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a Nasdaq SmallCap Market security directly with a Nasdaq SmallCap Market-maker for such securities are subject only to the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative. No assurance can be given, however, that the current regulations and statutes may not be amended or revised, which could negatively impact the market for the Company's Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

         A substantial amount of the outstanding Common Stock is available for sale in the public marketplace. Also outstanding are the Debentures, Preferred Stock, Options and Warrants that are convertible into or exercisable for shares of Common Stock at various conversion rates and exercise prices per share. To the extent that these derivative securities are exercised or converted, the interests of the Company's shareholders will be diluted. As of July 3, 1997, holders of the Company's Debentures totaling $1,196,242 in aggregate principal amount have converted their Debentures into 725,006 shares of Common Stock, and holders of $81,250 in aggregate principal amount of Debentures have provided notice to the Company of their intention to convert their Debentures into an aggregate of 49,244 shares of Common Stock. Additionally, as of July 3, 1997, 388,500 shares of the Company's Series A Preferred Stock have been converted into a like number of shares of Common Stock, and holders of 42,500 shares of Series A Preferred Stock have provided notice to the Company of their intention to convert such shares to shares of Common Stock. No prediction can be made as to the effect, if any, that sales of any such shares of Common Stock or the availability of such shares for sale will have on the market prices of the Common Stock prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities" and "Shares Eligible for Future Sale."

                           FORWARD-LOOKING STATEMENTS

         The Company cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be deemed to have been made in this Prospectus or that are otherwise made by or on behalf of the Company. For this purpose, any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to indentify forward-looking statements. Factors that may affect the Company's results include, but are not limited to, the Company's prior operating losses, its possible need for future financing, its dependence on its license agreements and its relationship with its licensees, its ability to assimilate an additional subsidiary and achieve operating efficiencies following the Solovision Acquisition, and its ability to compete in the eyewear industry. The Company is also subject to other risks detailed herein or detailed from time to time in the Company's filings with the Commission.

                           ACQUISITION OF SOLOVISION

GENERAL

         Effective June 27, 1997, the Company consummated the Solovision Acquisition pursuant to the Agreement and Plan of Merger dated as of June 26, 1997 (the "Solovision Agreement and Plan of Merger") by and among the Company, Ocean Acquisition Corporation ("OAC"), Solovision, Solomon Ovadia, Leon Wildstein, and Ovadia Family Trust. Solovision is a Miami-based company engaged in importing, exporting, marketing and distributing moderately priced eyeglass frames and importing and distributing optical equipment.

         The Company believes that the consummation of the Solovision Acquisition will enable the Company to strengthen its marketing and distribution capabilities, increase its product lines and the markets for its products, and strengthen its management team.

STRUCTURE OF THE ACQUISITION

         The Solovision Acquisition was effected as follows: (1) Solovision and an affiliated corporation, Sorrento Eyewear, Inc. ("Sorrento"), were merged pursuant to Florida law, with Solovision as the surviving corporation (the "Solovision-Sorrento Merger"); (2) immediately thereafter, Solovision was merged with and into OAC pursuant to Florida law, with Solovision as the surviving corporation (the "Merger"); and (3) the shares of the common stock, $1.00 par value per share, of Solovision (the "Solovision Common Stock") outstanding at the effective time of the Merger were converted into an aggregate of 3,137,977 shares of the Company's Common Stock (which are included in the Shares offered hereby) and 1,000,000 shares of Series C Preferred Stock (each share of Solovision Common Stock being converted as a result of the Merger into 21,346.78 shares of Common Stock and 6,802.72 shares of Series C Preferred Stock). Each Share of Series C Preferred Stock will be entitled to vote together with the Common Stock as a single class on all matters presented to a vote of shareholders, except as provided by law, with each share of Series C Preferred Stock entitled to 7.155058 votes. Each share of Series C Preferred Stock will be automatically converted into 7.155058 shares of Common Stock upon the filing of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock to not less than 25,000,000 shares. See "Description of Securities." As a result, the shareholders of Solovision received, on a pro rata basis, shares with an aggregate voting power equal to 60% of the outstanding voting capital stock of the Company, on a fully diluted basis, after giving effect to the Solovision Acquisition. See "Principal Securityholders."

CHANGES TO THE COMPANY'S MANAGEMENT

         In connection with the Solovision Acquisition, Leon Wildstein, one of the Solovision shareholders, and Solomon Ovadia, Solovision's President, were appointed to the Company's Board of Directors. Additionally, Mr. Ovadia was named the Company's President. See "Management."

PRO FORMA FINANCIAL INFORMATION

         BASIS OF PRESENTATION. The following Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 and the Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 1996 and the nine months ended March 31, 1997 give effect to the Solovision Acquisition. For accounting purposes, the acquisition has been treated as a recapitalization of Solovision with Solovision as the acquiror (a reverse acquisition). The Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 is presented as if the Solovision Acquisition took place on March 31, 1997. The Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 1996 and for the nine months ended March 31, 1997 present the pro forma results assuming the Solovision Acquisition had occurred on July 1, 1995.

         The Pro Forma Condensed Consolidated Financial Statements have been prepared based upon the historical financial statements of the Company and the acquired subsidiary, for the periods stated above. Such pro forma financial statements may not be indicative of the results that would have occurred if the Solovision Acquisition actually had been consummated on the indicated date, or of the operating results that may be achieved by the combined companies in the future. The Pro Forma Condensed Consolidated Statements should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                            BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1997

                                     ASSETS

                                                 OCEAN           SOLOVISION     SORRENTO        PRO FORMA
                                               HISTORICAL        HISTORICAL(1)  HISTORICAL(1)   ADJUSTMENTS            COMBINED
                                               ----------        ------------   ------------    -----------            --------
Current assets
    Cash and cash equivalents               $      176,866    $      55,232          -                             $     232,098
    Certificate of deposit - restricted             65,000               -           -                                    65,000
    Due from affiliate                                               35,254      14,800                                   50,054
    Accounts receivable (net)                    2,403,327          123,643     116,173                                2,643,143
    Inventory                                    4,235,713          420,271     187,978                                4,843,962
    Prepaid expenses and other current
      assets                                     1,279,248            3,811      10,000                                1,283,059
    Deferred income taxes                           93,100            6,000          -                                    99,100
                                            --------------    -------------     -------                            -------------
              Total current assets               8,253,254          644,211     328,951                                9,226,416

Property, plant and equipment, net                 185,282          110,235       9,494                                  305,011
Security deposits and other assets                  14,853           10,655       1,310                                   26,818
Debt issue costs, net                              122,282                -          -                                   122,282
Goodwill                                                 -                -                    $   4,526,425  (2)      4,300,104
                                                                                                    (226,321) (3)
                                            --------------    -------------     -------        -------------      --------------
              Total assets                  $    8,575,671    $     765,101     339,755        $   4,300,104      $   13,980,631
                                            ==============    =============     =======        =============      ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Bank line of credit                     $    2,766,500    $          -           -                             $   2,766,500
    Bank overdraft                                       -               -       15,862                                   15,862
    Accounts payable                             1,843,599           52,922      18,411                                1,914,932
    Due to related parties                         712,522               -                                               712,522
    Accrued expenses and taxes
      payable                                      450,371          111,510      12,318                                  574,199
    Note payable to related party,
      current                                      391,975          285,409     148,294                                  825,678
    Notes payable, current portion                  77,136           13,105          -                                    90,241
    Capital lease obligations, current
      portion                                          449               -           -                                       449
                                            --------------    -------------     -------                            -------------
              Total current liabilities          6,242,552          462,946     194,885                                6,900,383

Convertible subordinated debentures                743,752               -           -                                   743,752
Notes payable, long-term                                -             7,238     100,000                                  107,238
Notes payable to related party, long-term          146,031               -           -                                   146,031
Deferred income taxes                               93,100               -           -                                    93,100
                                            --------------    -------------     -------                            -------------

              Total liabilities                  7,225,435          470,184     294,885                                7,990,504

Stockholders' equity

    Preferred stock - Series A                   1,409,398               -           -          $    (91,898) (4)      1,317,500
    Preferred stock - Series B                   1,150,000               -           -                 7,080  (4)      1,157,080
    Common stock                                 7,920,476              100       1,000           (7,921,576) (5)             -
    Paid-in capital                                     -           299,900                        7,921,576  (5)      3,703,081
                                                                                                   4,526,424  (2)
                                                                                                  (9,129,638) (6)
                                                                                                      84,819  (4)
Retained Earnings (Accumulated deficit)         (9,129,638)          (5,083)     43,870            9,129,638  (6)       (187,534)
                                                                                                    (226,321) (3)
                                            --------------    -------------     -------        -------------       -------------
              Total stockholders' equity         1,350,236          294,917      44,870                                5,990,127
                                            --------------    -------------     -------        -------------       -------------
              Total liabilities and stock-
                holders' equity             $    8,575,671    $     765,101     339,755         $  7,992,492       $  13,980,631
                                            ==============    =============     =======        =============       =============

                                       9

                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENT OF OPERATIONS (UNAUDITED)

                        NINE MONTHS ENDED MARCH 31, 1997

                                                 OCEAN        SOLOVISION        SORRENTO            PRO FORMA
                                               HISTORICAL     HISTORICAL(1)     HISTORICAL(1)     ADJUSTMENTS         COMBINED
                                            --------------    -------------     -------------     -------------      -------------
Net sales                                   $    9,473,152    $   1,726,746      381,557                             $  11,581,455

Cost of goods sold                               6,436,893        1,201,970      283,039                                 7,921,902
                                            --------------    -------------     --------                             -------------
Gross profit                                     3,036,259          524,776       98,518                                 3,659,553

Selling, general and administrative
  expenses                                       3,190,283          529,550       44,548          $     226,321  (3)     3,990,702

Interest expense, net                              285,167           18,429            -                                   303,596

Income tax expense                                      -            (5,000)      10,100                                     5,100

Dividends paid on convertible
  preferred stock                                   19,500               -             -                                    19,500
                                            --------------    -------------     --------          -------------      -------------
Net income (loss) applicable to common
  stockholders'                             $     (458,691)   $     (18,203)      43,870          $    (226,321)     $    (659,345)
                                            ==============    =============     ========          =============      =============
Weighted average number of common
  shares outstanding                             2,778,500                                            3,137,977          5,916,477

Net loss per share                          $         (.17)                                                          $        (.11)

                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENT OF OPERATIONS (UNAUDITED)

                            YEAR ENDED JUNE 30, 1996

                                                 OCEAN        SOLOVISION           PRO FORMA
                                               HISTORICAL     HISTORICAL(1)      ADJUSTMENTS         COMBINED
                                            --------------    -------------     -------------      -------------
Net sales                                   $   14,363,180    $   2,244,495                        $  16,607,675

Cost of goods sold                              11,901,450        1,450,066                           13,351,516
                                            --------------    -------------                        -------------
Gross profit                                     2,461,730          794,429                            3,256,159

Selling, general and administrative
  expenses                                       9,854,600          651,493     $     301,762  (7)    10,807,855

Interest expense, net                              492,011            1,929                              493,940

Income tax (benefit) expense                       (53,096)          35,750                              (17,346)

Dividends paid on convertible
  preferred stock                                   67,003                -                 -             67,003
                                            --------------    -------------     -------------      -------------
Net income (loss) applicable to common
  stockholders'                             $   (7,898,788)   $     105,257     $    (301,762)     $  (8,095,293)
                                            ==============    =============     =============      =============
Weighted average number of common
  shares outstanding                             1,700,906                          3,137,977          4,838,883

Net loss per share                          $        (4.64)                                        $       (1.67)

                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                         NOTES TO PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)


        (1) Immediately prior to the merger of Solovision with and into OAC, Solovision and Sorrento were merged in the Solovision-Sorrento Merger. See "Structure of the Acquisition," above. Sorrento was incorporated in October 1996, and accordingly its results of operations are only reflected in the Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 31, 1997.

        (2) To record goodwill which resulted from the cost (determined based on the fair value of the Company's Common Stock) exceeding the fair value of the net assets acquired. The fair value of the Company's Common Stock for this purpose has been based on an independent valuation of the shares issued in the Solovision Acquisition.

        (3) To record amortization of goodwill over a period of 15 years. Nine months of amortization was recorded for the period ended March 31, 1997.

        (4) To adjust the Series A and Series B Preferred Stock to market based on the fair value of the Company's Common Stock. The fair value of the Company's Common Stock for this purpose has been based on an independent valuation of the shares issued in the Solovision Acquisition.

        (5)       To reclass capital stock in paid-in capital.

        (6)       To eliminate the accumulated deficit of the acquired company.

        (7)       To record amortization of goodwill over a period of 15 years.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares being offered by the Selling Securityholders. In the event all of the Warrants and Options are exercised, however, the Company will receive gross proceeds of approximately $1,494,487.50. Any net proceeds received by the Company upon the exercise of the Warrants and Options will be used for working capital and other general corporate purposes.

                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

         The Common Stock of the Company is currently trading on the Nasdaq SmallCap Market under the symbol "OPTQ."

         The following table sets forth the range of high and low bid prices for the Company's Common Stock for each quarterly period indicated, as reported by brokers and dealers making a market in the Common Stock. Such quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions:

                                                      COMMON STOCK
QUARTER ENDED                                  HIGH BID          LOW BID
-------------                                  --------          -------

March 31, 1997                                   $1.8100          $ .5000
December 31, 1996                                 2.1300           1.6900
September 30, 1996                                2.2500           1.8800
June 30, 1996                                     2.7500           1.5000
March 31, 1996                                    2.7500           1.4375
December 31, 1995                                 2.7500           1.8750
September 30, 1995                                2.5000           1.7500


HOLDERS

         The approximate number of record holders of the Company's Common Stock as of July 3, 1997 was 70. The Company believes that its Common Stock is beneficially held by more than 400 holders.

DIVIDENDS

         The Company never has paid cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The Company currently intends to retain its earnings for the operation and expansion of its business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         The following is an analysis of the Company's results of operations and its liquidity and capital resources. To the extent that such analysis contains statements that are not of a historical nature, such statements are forward-looking statements, which involve risks and uncertainties. These risks include: risks of increases in the costs of the Company's products; the Company's relationships with its suppliers and licensors; risks related to purchasing inventory from foreign suppliers; the financial condition and operations of the Company's customers; changes in fashions and preferences of purchasers of eyewear; competitive and general economic factors in the markets where the Company's products are manufactured or sold; the impact of, and changes in, government regulations such as trade restrictions or prohibitions, or import and other charges and taxes; and other factors discussed in the Company's filings with the Securities and Exchange Commission.

         The following should be read in conjunction with the Company's Consolidated Financial Statements and the related Notes thereto included elsewhere in this Prospectus.

         Except as otherwise expressly set forth herein, the discussion set forth herein regarding the Company's results of operations relates solely to the results of Ocean and its wholly owned subsidiaries, Classic Optical and EMA, and does not reflect the Solovision Acquisition.

OVERVIEW

         Effective June 27, 1997, the Company consummated the Solovision Acquisition, as a result of which the Company acquired an additional operating subsidiary and strengthened its management team. See "Acquisition of Solovision."

         As of the date of this Prospectus, the Company is in the process of assimilating its new subsidiary, including coordination of accounting and computer systems and deployment of personnel. The Company is not able at this time to estimate the timetable for completion of such assimilation. Therefore, there can be no assurances of the Company's ability to realize significant operating efficiencies, if any, from the Solovision Acquisition in the near future.

         For the year ended June 30, 1996 and the nine months ended March 31, 1997, the Company continued to experience a net loss. During the year and quarter, the Company continued its assimilation of the business lines acquired in its June 1995 acquisition of EMA. As discussed more fully below, the EMA acquisition resulted in increased net sales for the Company, but also contributed to the Company's lower gross profit margin and higher selling, general and administrative ("SG&A") expenses. In April 1997, the Company relocated EMA's operations from Clearwater, Florida to the Company's headquarters in Miami, Florida. The Company currently plans to consolidate EMA into Classic Optical, a wholly owned subsidiary of the Company, and to operate Classic Optical and EMA as one division. Management believes that this will enable the Company to continue to realize operating efficiencies. The Company has continued to review its SG&A expenses in an effort to control such expenses. In an effort to reduce the Company's inventory levels and increase its cash position, management has examined closely the Company's excess and slow moving inventory and has made the decision to increase the reserve for markdowns, returns and defectives. See "Results of Operations."

         Beginning with the 1995 fiscal year, the Company has been selectively purchasing foreign currency in advance of anticipated inventory purchases in order to stabilize the Company's cost of goods sold. Management believes at the present time that its current foreign currency holdings are sufficient for the Company's anticipated inventory purchases for the next 12 months. The Company's advance purchases of foreign currencies, however, may limit the Company's ability to benefit from further favorable changes in exchange rates and may not offset the impact of possible future increase in the prices of inventories purchased. The following are the foreign currencies held at March 31, 1997 in U.S. dollar equivalent: German mark $92,984; Italian lira $1,035,096; Japanese yen $341,345; and French franc $175,974.

         During February 1997, the Company's license agreement with Revlon was terminated. Nevertheless, management currently believes that the Company's overall gross margin has been enhanced with the termination of this contract, as all of the Company's other lines carry larger margins than did the Revlon product. In addition, JH Collectibles, one of the Company's other licensors, filed for bankruptcy relief under Chapter 11 of the Bankruptcy Code during the first quarter of 1997. The Company's licensing agreement with JH Collectibles expired on March 31, 1997, and as a result of the bankruptcy, was not renewed. The Company is currently re-negotiating its license agreement with Gitano, which expired on June 30, 1997. Although the Company believes that there has been and will be no material adverse effect on the Company's long-term future business as a result of the termination of the Revlon and JH Collectibles licenses, termination or non-renewal of one or more of the Company's other licenses may have a negative impact on the Company.


LINE OF CREDIT FACILITY

         On May 28, 1997, the Company refinanced its credit facility through a Loan and Security Agreement with Coast. Loans outstanding under this agreement at any time may not exceed the lesser of either: (a) $4,000,000 or (b) the sum of: (i) 70% of the Company's receivables deemed by Coast to be eligible for borrowing (which may be increased to 75% if dilution is less than 15%, subject to certain restrictions); and (ii) the lesser of up to 55% of the value of the Company's inventory deemed by Coast to be eligible for borrowing, or $2,000,000. The interest rate on all loans made under the credit facility is 2% above the prime rate, with a minimum monthly interest amount equal to said rate charged on an outstanding daily balance of $2,000,000. The maturity date is June 30, 2000, subject to automatic renewal for additional one-year terms upon payment of a renewal fee. The Company also issued to Coast warrants to acquire 187,500 Shares of Common Stock at an exercise price of $1.625 per share. Such Shares are included in the Shares offered hereby. The credit facility is secured by all of the Company's assets. Inability to repay the loans under the credit facility in a timely manner as they become due would have a materially adverse effect on the Company's ability to continue its operations and could cause the Company to lose most of its assets. There can be no assurances that income generated from operations will be sufficient to cover all operating expenses and meet present and future debt service payments.


RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996.

         For the nine months ended March 31, 1997, the Company had net sales of $9,473,152, a decrease of $1,171,684 (11.0%) over the same period in 1996. This decrease was largely due to the hiring of new sales representatives and the time needed to train them.

         The Company's gross profit for the nine months ended March 31, 1997 increased by $380,579, or 14.3%, when compared to the same period in 1996, mainly due to the decrease in the cost of goods sold in the current period. The Company's gross profit margin increased from 24.9% for the nine months ended March 31, 1996, to 32.9% for the nine month period ended March 31, 1997. This increase can be mainly attributed to management's better control of inventory, and reserves taken for markdowns in the prior year. The Company has adopted an open-to-buy system that closely monitors inventory levels by style and allows for prompt action on items that may sell more slowly or more quickly. Through this system, the Company has been able to transform more slow moving inventory into faster moving items by, for example, changing the color of a frame. Although the gross profit margin at EMA has been traditionally lower than the Company's gross profit margin, management believes that the consolidation of EMA's operations with Classic Optical's will result in higher margins for EMA in the near future.

         SG&A expenses for the nine months ended March 31, 1997 decreased by $1,092,249 (25.5%) over the same period last year, largely as a result of a decrease in payroll of $224,783, depreciation and amortization of $242,751, and to a lesser extent advertising of $69,190 and professional fees of $89,096. SG&A as a percentage of net sales decreased to 33.7% for the nine months ended March 31, 1997 from 40.2% for 1996.

         For the nine months ended March 31, 1997 the Company had a net loss of $439,191 compared to a net loss of $2,031,747 for the same period last year. This $1,592,556 decrease in the net loss is mainly due to lower SG&A expenses, higher gross margin as discussed above, and a $119,728 decrease in net interest expense in the nine month period ended March 31, 1997 versus the same period in 1996. The decrease in net interest expense was due to lower loan balances and the conversion of debentures to common stock.

         Beginning with the 1995 fiscal year, the Company has been selectively purchasing foreign currency in advance of anticipated inventory purchases in order to stabilize the Company's cost of goods sold. Management believes at the present time that its current foreign currency holdings are sufficient for the Company's anticipated inventory purchases for the next 12 months. The Company's advance purchases of foreign currencies, however, may limit the Company's ability to benefit from further favorable changes in exchange rates and may not offset the impact of possible future increases in the prices of inventories purchased. The following are the foreign currencies held at March 31, 1997 in U.S. dollar equivalent: German mark $92,984; Italian lira $1,035,096; Japanese yen $341,345; and French franc $175,974.

RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

         Net sales for the fiscal year ended June 30, 1996 were $14,363,180, an increase of $4,610,916 or 47% from the 1995 fiscal year. Included in the sales for the fiscal year ended June 30, 1996 are EMA's annual sales of $3,949,545, compared to only nine days of sales by EMA of $570,760 for the 1995 fiscal year. Classic's sales volume also increased for the 1996 fiscal year by $1,006,316, or 18% over the 1995 fiscal year. Excluding the sales of Classic and EMA, the Company's net sales increased by $225,815, or 7% from the previous fiscal year.

         The Company's overall gross profit margin decreased from 42% to 17% from fiscal 1995 to fiscal 1996, respectively. This decrease is mainly due to the writeoff of approximately $1,680,000 in slow-moving and obsolete inventory in the 1996 fiscal year. The Company has also written down approximately $400,000 in defective inventory, as it is not able to determine what value, if any, will be received from the various vendors regarding this defective inventory. The Company's gross profit margin, excluding the inventory writedown, was 30% for the current fiscal year. The Company's management has determined to increase the current reserves for markdowns, returns and defectives and to focus its efforts on selling excess and slower moving inventories at reduced prices in order to reduce the Company's inventory levels. Management believes that the cash generated by these sales will help lower the Company's borrowings against its line of credit, thereby lowering interest expense.

         SG&A expenses for the fiscal year ended June 30, 1996 increased by $5,160,028 (110%) over the same period last year, largely as a result of the increase in SG&A expenses at EMA, which amounted to $3,329,339 for the fiscal year ended June 30, 1996, compared to only $19,643 for the same period last year. SG&A expenses for the current year included the amortization and write down of the goodwill and the covenants not to compete resulting from the Company's acquisitions of $2,581,083 and $1,505,927 for EMA and Classic, respectively. In addition, a review of the Company's accounts receivable resulted in an increase in bad debt expense to approximately $190,000 for the 1996 fiscal year, compared to only approximately $77,000 for the 1995 fiscal year. Professional fees increased $330,000 from the fiscal year 1995 to 1996 mainly due to the S-3 filing, and royalties increased $165,000 in the current year due to increased sales volume and minimum guarantees.

         As discussed above, since its 1995 fiscal year the Company has been selectively purchasing foreign currency in advance of anticipated inventory purchases in order to stabilize the Company's cost of goods sold. The following table sets forth the amount of foreign currencies held at the dates indicated:


                                               AT JUNE 30, 1996                          AT JUNE 30, 1995
                                      ------------------------------             --------------------------------
                                        FOREIGN              U.S.                  FOREIGN                U.S.
                                       CURRENCY             DOLLAR                CURRENCY               DOLLAR
                                      DENOMINATED         EQUIVALENT             DENOMINATED           EQUIVALENT
                                      -----------         ----------             -----------           ----------
Italian lira.....................  511,935,780.18      $   333,835.00        1,709,166,018.18     $  1,043,128.00
Japanese yen.....................   37,834,691.20          344,610.00            7,753,008.20           91,567.00
French franc.....................      977,207.03          189,749.00              937,336.31          193,405.00
German mark......................      153,330.97          100,719.00                      --                  --
                                                       --------------                             ---------------

  Total U.S. dollar equivalents                        $   968,910.00                             $  1,328,100.00
                                                       ==============                             ===============

         For the fiscal year ended June 30, 1996, the Company recognized a net gain of $32,710 related to its foreign currency transactions, and for the fiscal year ended June 30, 1995, the Company recognized a net gain of $57,840. Such net gains were included in the cost of goods sold for the respective years. The Company purchases foreign currencies at a 2 1/2% margin from a foreign currency dealer who finances up to 97 1/2% of the purchase price. The Company pays interest on the U.S. dollar equivalent balance, at a rate of 6.000% for fiscal year 1996 and 6.706% for fiscal year 1995. The Company earns interest on the foreign currency denominated balances, which for the fiscal years 1996 and 1995 was paid at the rates indicated below:


                               FOR THE FISCAL YEAR        FOR THE FISCAL YEAR
                               ENDED JUNE 30, 1996        ENDED JUNE 30, 1995
                               -------------------        -------------------

     Italian lira...........       8.1250%                     9.8130%
     Japanese yen...........        .0000%                      .5580%
     French franc...........       2.6250%                     6.7080%
     German mark............       2.5000%                     3.8113%


         The Company incurred a net loss of $7,831,784 for the fiscal year ended June 30, 1996, compared to a net loss of $735,049 for the fiscal year ended June 30, 1995. Included in this loss is the following: approximately $1,680,000 in inventory reserves for slow-moving inventory, the writeoff of approximately $400,000 in defective inventory, the writeoff of the remainder of goodwill and non-compete resulting from the Company's acquisitions of approximately $4,087,000, additional bad debt expense of $113,000, the accrual of $130,000 for the settlement with the Company's former Chief Executive Officer, and additional professional fees of $330,000 mainly related to a filing with the SEC to register certain securities of the Company.

LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 1997, the Company's working capital was $2,010,702 and its current ratio was 1.32:1, as compared to the working capital of $2,165,117 and a current ratio of 1.32:1 as of June 30, 1996.

         The change in net cash provided by operating activities was primarily due to the net loss from operations of $458,691, depreciation of $81,920, decreases in inventory of $1,612,768, an increase in prepaid expenses and other current assets of $1,143,641, and decreases in accounts payable and accrued expenses due to related parties of $657,162. Societe Francaise de Lunetterie ("SFL") and D'Arrigo Moda Italia ("D'Arrigo") are both principal shareholders of the Company and are major European suppliers of product to the Company. During the quarter ended March 31, 1996, the Company agreed to exchange $400,000 of debt to SFL for 246,154 shares of the Company's Common Stock. During the quarter ended September 30, 1996, the Company, in consideration of 10,000 eyeglass frames tendered by SFL, granted to SFL the option to purchase 110,000 Common Shares of the Company at a price of $1.30 per share. This option is exercisable for three years. Also during the September quarter D'Arrigo forgave the Company six monthly payments amounting to $239,729. In return, the Company agreed to reduce by 20% the conversion price of $3.00 on 70% of the shares of convertible preferred stock owned by D'Arrigo. During the March 1997 quarter the Company agreed to exchange $300,000 of debt to D'Arrigo for 300,000 shares of the Company's Common Stock. The Company also during the quarter negotiated the settlement of certain accounts payable, resulting in a write-off of approximately $96,000 of the Company's outstanding accounts payable and the acquisition of 77,419 shares of the Company's Common Stock at $1 - 15/16 per share, the then current market price.

         On May 18, 1997, the Company refinanced its credit facility through a Loan and Security Agreement with Coast. Loans outstanding under this agreement at any time may not exceed the lesser of either: (a) $4,000,000 or (b) the sum of: (i) 70% of the Company's receivables deemed by Coast to be eligible for borrowing (which may be increased to 75% if dilution is less than 15%, subject to certain restrictions); and (ii) the lesser of up to 55% of the value of the Company's inventory deemed by Coast to be eligible for borrowing, or $2,000,000. The interest rate on all loans made under the credit facility is 2% above the prime rate, with a minimum monthly interest amount equal to said rate charged on an outstanding daily balance of $2,000,000. The maturity date is June 30, 2000, subject to automatic renewal for additional one-year terms upon payment of a renewal fee. The credit facility is currently secured by all of the assets of Ocean, Classic Optical and EMA. Inability to repay the loans under the credit facility in a timely manner as they become due would have a materially adverse effect on the Company's ability to continue its operations and could cause the Company to lose most of its assets. There can be no assurances that income generated from operations will be sufficient to cover all operating expenses and meet present and future debt service payments.

         At June 30, 1996, the Company's working capital was $2,165,177 and its current ratio was 1.3:1, as compared to the working capital of $6,168,397 and a current ratio of 2.0:1 as of June 30, 1995.

         The change in net cash provided by operating activities for the 1996 fiscal year was primarily due to the net loss from operations of $7,898,797, depreciation and amortization of $3,780,448, a decrease in accounts receivable of $253,335, a decrease in inventory of $1,525,224, and increase in accounts payable and accrued expenses of $1,435,386. The decrease in accounts receivable was primarily due to an increase in the allowance for doubtful accounts and an improvement in accounts receivable collections. The decrease in inventory was directly related to reserves for slow-moving inventory of $1,680,000 and the write-off of defective inventory of $400,000, while the decrease in amounts due to foreign currency dealer relates to utilizing currency in the Company's account at better rates than the current market rates. The increase in depreciation and amortization was mainly due to management's decision to write-off goodwill and the covenants not to compete in the amount of approximately $4,087,000. The increase in accounts payable and accrued expenses resulted primarily from purchasing new inventory of approximately $555,000.

         During the Company's 1995 and 1996 fiscal years, it maintained a $3,500,000 line of credit agreement with Republic National Bank ("RNB"). As of June 30, 1996, total borrowings outstanding under the line of credit were approximately $2,600,000 and total available credit was $924,000. Interest on the line of credit was 3/4% above the prime lending rate.

During the fiscal year ended June 30, 1996, the Company decreased its borrowings on its line of credit by $889,055. As discussed previously, this line of credit was not renewed following its maturity in May 1997; instead, the Company refinanced its credit facility with Coast on May 28, 1997. See "Overview," above.

         D'Arrigo agreed to exchange $1,150,000 of EMA's accounts payable balance for $1,150,000 in Series B Cumulative Preferred Stock ("Series B Preferred Stock"), which was subsequently re-designated as 162,478 shares of Series B-1 Preferred Stock and 67,522 shares of Series B-2 Cumulative Convertible 2% Preferred Stock ("Series B-2 Preferred Stock"). In addition, the remaining accounts payable balance at June 20, 1995 of $1,523,734 was converted into a note payable to D'Arrigo in the principal amount of $1,273,734, payable in 32 equal monthly payments, and the remaining balance of $250,000 was paid in cash. On July 2, 1996, D'Arrigo forgave the Company six monthly payments amounting to $239,729, resulting in a gain of approximately $100,000. In return, the Company agreed to give D'Arrigo a 20% discount on the conversion price of $3.00 on 70% of the Series B Preferred Stock leading to the above-mentioned re-designation of Series B Preferred Stock as Series B-1 Preferred Stock and Series B-2 Preferred Stock. D'Arrigo converted all of its shares of Series B-2 Preferred Stock into 209,091 shares of the Company's Common Stock in June 1997, leaving it with 162,478 shares of Series B-1 Preferred Stock, each of which is convertible into 2.064384 shares of the Company's Common Stock.

         Management currently believes that cash from operations and from available credit sources is sufficient for the Company to maintain its operations at current levels, including the operations acquired in the EMA acquisition. The Company from time to time investigates other sources of financing to provide additional working capital. There can be no assurances that such other financing will be available and, if available, will be at terms favorable to the Company.

                                    BUSINESS

         The Company is engaged in importing, marketing and distributing high-quality ophthalmic (or eyeglass) frames and sunglasses in the mid- and premium-priced categories. The Company's products, which are currently manufactured in Europe and the Far East, include more than 400 styles in metal or plastic in an array of colors and sizes. As described below, the Company is the exclusive or non-exclusive licensee (with respect to eyewear) of several well-recognized labels, including Crayola, Chevrolet and Jacques Fath.

         Except as otherwise expressly set forth herein, the following discussion relates to the business and operations of Ocean and its subsidiaries, Classic Optical and EMA, and does not reflect the Solovision Acquisition.

INDUSTRY OVERVIEW

         The Company believes that the United States market for eyeglass frames is divisible into three price categories: low priced frames selling at retail prices below $40; mid-priced frames retailing at prices ranging from $40 to $160; and high- or premium-priced frames retailing at more than $160. The Company believes that the mid-priced category is the largest of these segments. The Company believes that the U.S. retail optical market has grown from approximately $9.4 billion in 1987 to approximately $14.6 billion in 1996. Also, the average eyeglass sale (frame and lenses) at retail has grown to $147.98 (per pair) in 1996 from $126.66 (per pair) in 1991. The Company believes that the U.S. plano sunglass market grew from approximately $0.7 billion in 1995 to approximately $0.8 billion in 1996.

         Most of the mid-and premium-priced eyeglass frames purchased at retail in the United States are sold through independent dispensing opticians, although optical chains, optical superstores and health maintenance organizations account for a gradually increasing market share. The Company believes that in 1994 the U.S. market's total retail eyewear sales were distributed as follows: independent professionals collectively accounted for approximately 63% of the $14.6 billion total; the rest of the market accounted for 37%. Independent opticians typically maintain a small frame inventory and, accordingly, must place frequent orders with distributors in response to sales. While the larger retail optical chains and optical superstores generally maintain somewhat larger frame inventories, their greater volume of sales per store requires them to place frequent orders against actual sales in order to maintain frame selection availability. Distributors of eyeglass frames, consequently, must maintain substantial inventories of the product in order to provide prompt shipment.

         The Company believes that the fastest growing sunglass market segments are represented by the premium-priced and mid-priced sunglasses, which are sold at retail primarily by department stores and by specialty boutiques and independent dispensing opticians located in shopping malls.

OCEAN'S PRODUCT LINES

         The Company is currently the exclusive or non-exclusive licensee of a number of high-profile labels under which it designs and markets, or is in the process of developing products to be marketed, including: Crayola (exclusive in the United States, Canada, Mexico, Central and South America, and the Caribbean); Chevrolet (United States, Canada and Brazil, on non-exclusive basis); and Jacques Fath (exclusive in the United States).

         In addition, products are produced and marketed under the "Ocean" label, which the Company believes has developed recognition in the market place. Also, with the addition of EMA (see "Acquisition of EMA" below), the Company distributes private label products to retailers.

         The Company designs the products it markets with the approval of the licensors where applicable, stressing styles with popular, broad-based appeal and durability. The Company believes that its products are of the highest quality in their price categories. The Company intends to expand its line of products marketed under well-known labels or "superbrands," as attractive opportunities to acquire licenses are presented.

SALES AND MARKETING

         The Company's sales efforts are made directly by its officers and currently by five independent manufacturers' representatives who do not sell competing products and are compensated on a commission basis. Classic Optical, which sells directly to independent opticians, optometrists and ophthalmologists, as well as to certain chain stores, uses approximately 20 commissioned sales representatives, who may also carry non-competing lines. EMA's sales efforts are made directly by its officers and the Classic Optical sales representatives.

         For the nine months ended March 31, 1997, the Company had two customers whose net sales represented approximately 12.2% and 9.4% respectively of the Company's total net sales for the nine months. No other customers accounted for more than 10% of the Company's sales for the three quarters ended March 31, 1997.

         Prior to the acquisition of Classic Optical in October 1992, the number of the Company's customers had shown a steady growth: from 147 customers in the fiscal year ended June 30, 1990, to 405 in the fiscal year ended June 30, 1992. With the acquisition of EMA in June 1995, the Company's customer base has increased to more than 4,200 at the fiscal year ended June 30, 1996. This increase generally was a result of an increase in the number of independent representatives who sell the Company's products. As a result of the acquisition of Classic Optical, and its direct method of distribution to independent opticians, optometrists, and ophthalmologists, the Company's active customers numbered more than 4,000 throughout the United States and Canada at the fiscal year ended June 30, 1994.

         To date, the Company's marketing and promotional efforts have been limited. Advertising expenses for the fiscal years ended June 30, 1996 and 1995 amounted to 3% and 7% of net sales, respectively. The Company currently intends to exhibit its products at three national trade shows annually. The Company has decided to limit its exhibition at certain regional trade shows in order to control costs.

         The Company is aware that desirable product lines and styling, and durable products, will not be sufficient to fully capitalize on the Company's strengths. The Company has hired an experienced product design professional, who has added several new designs to the Company's product lines. To a large extent, management believes that the future success of the Company will depend on enhanced promotional efforts led by a marketing team. The Company intends to commit future resources, as available, to national marketing programs and to increasing the name recognition of the Company's licensed and proprietary names.

         With the addition of the Solovision sales force and its expertise in certain markets not previously exploited by the Company, the Company expects to have an increased ability to move its slow-moving and excess inventory.

SOURCES OF SUPPLY

         Management believes that much of the allure of the Company's products is a consequence of the manufacturers chosen by the Company. More than 35% of the Company's ophthalmic frames are currently manufactured by SFL, a principal shareholder of the Company, located in France, and the remainder of its ophthalmic frames are manufactured by a number of vendors in Europe and the Far East. D'Arrigo is EMA's major supplier located in Italy. The Company believes that it currently enjoys a strong relationship with its vendors, and does not anticipate the loss of any material supplier in the near future. In the event the Company is unable to procure its products from certain present suppliers, the Company believes its business will not be adversely affected, due to adequate alternative sources of product supply.

ACQUISITION OF EMA

         In June 1995, the Company acquired all of the outstanding capital stock of EMA. As a result of the acquisition, the Company's present method of distribution was expanded to include markets not previously serviced by the Company, primarily private label products for retailers, which is EMA's forte. As a result of the EMA acquisition, D'Arrigo has become a principal shareholder of the Company.

         The EMA acquisition agreement provided for the escrow of 500,000 of the 533,333 total shares of the Company's Common Stock issued in exchange for the EMA shares, with a portion of such escrowed shares to be released to the former EMA shareholders, Robert D. Winn and Mary S. Winn, on each of the first, second, third and fourth anniversaries of the acquisition date based on a formula. The acquisition agreement provided that the Winns, as beneficial owners of the escrowed shares, are entitled to all voting, dividend and liquidation rights, preferences and privileges applicable to all of the escrowed shares, but would be unable to transfer such shares until released from escrow.

         In accordance with the acquisition agreement, 125,000 shares were released from escrow in June 1996. In October 1996, the Company and the Winns reached an agreement regarding certain EMA product that was sold prior to the acquisition date but returned by the buyer for credit in 1996. Under this agreement, the Winns agreed to pay the Company $75,000 and the Company agreed to release the remaining shares from escrow.

         Pursuant to the acquisition agreement, EMA entered into employment agreements with Robert Winn and Mary Winn relating to their continued service as executive officers of EMA.

COMPETITION

         The Company occupies a minor place among a multitude of competitors, many of which are considerably larger, with greater financial, marketing and distribution resources than the Company. The Company believes that its principal competitors of eyeglass frames and sunwear in the United States, some of which manufacture the frames they distribute, include the Italian companies, Safilo Group, S.p.A. (operating in the United States through a number of subsidiaries), Luxottica Group S.p.A. (operating in the United States through its subsidiaries), and Marchon Eyewear, Inc.

         The Company's primary methods of competing include advertising in trade journals, point-of-sale displays, exhibitions at trade shows, and direct marketing to optical wholesalers and retailers by its officers and sales representatives. The Company's marketing has been limited recently in order to control costs, however.

EMPLOYEES

         As of July 3, 1997, the Company had 52 full-time employees, in addition to its 22 independent manufacturers' representatives. The Company is not a party to a collective bargaining agreement.

PROPERTY

         The Company currently leases 11,000 square feet for its main office and warehouse space from a third party for a five-year term expiring in February, 1998, at a monthly rate of $7,570. In addition, the Company leases a small warehouse storage facility across the street from the main location, at a monthly rate of $812. This six-month lease is renewable, and expires in November 1997.

         In connection with the Solovision Acquisition, the Company entered into a lease of 16,550 square feet of commercial real property located at 2 N.E. 40 Street, Miami, Florida with Miami Opti Mart, Inc. as lessor. Miami Opti Mart, Inc. is a Florida corporation controlled by Solomon Ovadia, the Company's new President and a member of the Board of Directors. The lease is for a term of five years commencing on July 1, 1997 or on the date of occupancy by the Company, whichever is later and ending on June 30, 2002, with a renewal option for an additional five-year term. The monthly rent is $10,300. The Company currently anticipates relocating its executive offices to this location during the 1997 fiscal year.

         The Company believes that its offices and warehouse facilities are in good condition.

LEGAL PROCEEDINGS

         The Company is not a party to any material legal proceeding, nor is the Company aware of any material pending proceeding to which the Company's property is subject.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         As of July 3, 1997, the directors and executive officers of the Company, their ages, positions in the Company, the dates of their initial election or appointment as director or executive officer, and the expiration of the terms as director are as follows:

                                                                                                             OFFICER
                                                                                        EXPIRATION             OR
                                                                                        OF CURRENT          DIRECTOR
NAME                                AGE         POSITION WITH THE COMPANY               BOARD TERM            SINCE
----                                ---         -------------------------               ----------          --------
Kenneth J. Gordon                   57          Chief Financial and Accounting             1998                1992
                                                Officer and Director

Solomon A. Ovadia                   45          President and Director                     1998                1997

Richard Russo                       64          Director and Operations Manager            1997                1997

Leon Wildstein                      69          Director                                   2000                1997

Robert D. Winn(1)                   46          President of EMA and Director              1999                1995

Mary S. Winn(1)                     43          Vice President of EMA                        --                1995


         The expiration dates of the Company's Board of Directors' terms are staggered. Each year one class (typically one-third) of the Company's Directors are elected at the annual meeting of shareholders and hold office for three years or until their successors are elected and qualified.

         The Company's officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

BUSINESS EXPERIENCE

         MR. GORDON was recently reappointed to the Board of Directors of the Company, on which he had previously served as a member from 1993 through 1996. Mr. Gordon has been employed as the Chief Financial Officer of the Company since December 1991. Mr. Gordon served briefly as the President and Chief Executive Officer of the Company, in addition to his duties as Chief Financial Officer, during the period between May 30, 1997 and June 26, 1997, replacing Neil B. Lande, who resigned as Chief Executive Officer and Chairman of the Board of the Company for personal reasons as of May 30, 1997. From December 1991 through mid-September 1992, he was employed by the Company on a part-time basis, during which time he also was employed part-time as the controller of a closely held business. He currently is employed by the Company full-time. From 1987 until December 1991, Mr. Gordon was the President of CBT Optical Corporation ("CBT"), and HNJ Optical Corporation, which companies operated a retail optical business. In March 1993, CBT filed a proceeding under Chapter 7 of the U.S. Bankruptcy Code, and was discharged therefrom shortly thereafter. From 1982 to 1987, he was Secretary, Treasurer and Chief Financial Officer of Royal International Optical Corporation, the securities of which were traded on the Nasdaq.

         MR. OVADIA became President and a director of the Company in June 1997 pursuant to the Solovision Agreement and Plan of Merger. Mr. Ovadia has engaged in the wholesale and retail optical business since 1974. From November 1995 through June 1997, Mr. Ovadia was the first President and sale director of Solovision Optical, Inc. From 1990 until November 1995, Mr. Ovadia was President and a director of South American Optical, Inc.

     (1) Robert D. Winn and Mary S. Winn are husband and wife.

         MR. RUSSO has been a director of the Company since March 1997. Between March 1991 and 1997, he was a private investor, and prior thereto was President of Admire Fashions, Inc. in New York, from 1960 to 1991.

         MR. WILDSTEIN became a director of the Company in June 1997 pursuant to the Solovision Agreement and Plan of Merger and is the Company's Chairman of the Board of Directors. Mr. Wildstein has been a real estate developer for the past 30 years, with residential and commercial projects in Canada and the United States.

         MR. WINN has been the President of EMA since its inception in late 1990. Prior thereto, he was Executive Vice President of Indo USA from 1987 to 1990, after several years in marketing/management in the homebuilding industry. Mr. Winn has been a director of the Company since July 1995.

         MS. WINN has been the Vice President of EMA since its inception in late 1990. Prior thereto she was Director of Marketing for Bay Area Renaissance Festivals from 1987 to 1990 after several years as an independent business owner. Ms. Winn was also a director of the Company from April 1996 until her resignation as director in June 1997.

         To the best of the Company's knowledge, none of the Company's executive officers, directors or principal shareholders were delinquent in filing any required Forms 3, 4 or 5 during the fiscal year ended June 30, 1996.

EXECUTIVE COMPENSATION

         The following table sets forth information about compensation paid or accrued by the Company during the fiscal years ended June 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer and President, and the President and Vice President of EMA. No other executive officer of the Company earned more than $100,000 during the fiscal year ended June 30, 1996.


                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                             -----------------------------------------------------
                             ANNUAL COMPENSATION                AWARDS              PAYOUTS
                  ---------------------------------------    ----------      ---------------------
                                                    OTHER                    SECURITIES
   NAME                                            ANNUAL    RESTRICTED        UNDER-                    ALL OTHER
   AND                                             COMPEN-     STOCK            LYING        LTIP         COMPEN-
   PRINCIPAL                 SALARY     BONUS      SATION     AWARD(S)        OPTIONS/      PAYOUTS       SATION
   POSITION          YEAR      ($)       ($)        ($)         ($)           SARS (#)        ($)           ($)
   ------------      ----    ------     -----      -----     ----------      ---------      -------      ---------
   Ray Hyman(1)      1996    170,914      -           -           -          228,484(4)        -           130,00
   Chief Executive   1995    177,404      -           -           -          228,484(4)        -              -
   Officer           1994    170,064      -           -           -          124,384(4)        -              -

   Neil B. Lande(2)  1996       -         -           -           -           50,000           -
   Chief Executive
   Officer

   Ray Hyman, Jr.(3) 1996    113,808      -           -           -          130,054(4)        -              -
   President         1995    112,115      -           -           -          130,054(4)        -              -
                     1994    102,692      -           -           -           73,814(4)        -              -

   Robert D. Winn    1996    104,000      -           -           -               -            -              -
   President of
   EMA

   Mary S. Winn      1996    104,000      -           -           -               -            -              -
   Vice-President
   of EMA

--------------------

   (1)     Mr. Hyman resigned as Chief Executive Officer of the Company in April
           1996.

   (2) Mr. Lande was appointed Chief Executive Officer of the Company in April 1996, and resigned from such position effective May 30, 1997.

   (3)     Mr. Hyman resigned as President of the Company in April 1997.

   (4) Does not include options issued and subsequently canceled by the Company.

         In connection with the Solovision Acquisition, Solomon Ovadia was appointed President of the Company and entered into a three-year employment agreement with the Company. See "Executive Employment Agreements," below.


         The following tables set forth information concerning options granted to and exercised by the named executive officers during the last fiscal year.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                      INDIVIDUAL GRANTS
                           --------------------------------------------------------------------------------
                            NUMBER OF
                           SECURITIES        % OF TOTAL
                           UNDERLYING       OPTIONS/SARS
                            OPTIONS/         GRANTED TO            EXERCISE
                              SARS          EMPLOYEES IN            OR BASE               EXPIRATION
       NAME                GRANTED(#)        FISCAL YEAR         PRICE ($/SH)                DATE
----------------           ----------       ------------         ------------             ----------
Ray Hyman(2)                124,384             30.0%               $3.1250              May 5, 2001
                             24,100             30.1%               $3.6250              August 5, 2001
                             30,000             30.0%               $2.5000              December 22, 2001
                             50,000             33.3%               $2.0000              May 23, 2002

Neil B. Lande(3)             50,000             100.0                0.75                May 20, 2002

------------

        (1) All information provided relates to option grants with the exception of the information provided for Neil R. Lande, which involves Warrants. The Company does not grant SARs.
        (2) Mr. Hyman resigned as Chief Executive Officer of the Company in April 1996.
        (3)     Mr. Lande resigned as Chief Executive Officer effective May 30,
                1997.


 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                    NUMBER OF
                                                                   SECURITIES                   VALUE OF
                                                                   UNDERLYING                  UNEXERCISED
                                                                   UNEXERCISED                IN-THE-MONEY
                                                                  OPTIONS/SARS                OPTIONS/SARS
                                                                  AT FY-END (#)                AT FY-END ($)
                          SHARES ACQUIRED    VALUE                -------------               -------------
                          ON EXERCISE       REALIZED              EXERCISABLE/                EXERCISABLE/
         NAME                 (#)              ($)                UNEXERCISABLE               UNEXERCISABLE
         ----                -----            -----               -------------               -------------
     Ray Hyman(2)              0                0                   228,484/0                    25,000/0

     Neil B. Lande(3)          0                0                    50,000/0                    31,250/0
     --------------------


     (1) All information provided relates to option grants. The Company does not grant SARs.
     (2)  Mr. Hyman resigned as Chief Executive Officer of the Company in
          April 1996.
     (3)  Mr. Lande resigned as Chief Executive Officer effective May 30, 1997.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive $250 for each meeting attended in person. Employees of the Company receive no additional cash compensation for service as a director. All directors are reimbursed for expenses incurred in attending Board meetings.

COMPENSATION PURSUANT TO PLANS

         STOCK OPTION PLANS. In July 1991, the Board of Directors and shareholders of the Company adopted a Stock Option Plan (the "1991 Plan"), pursuant to which 54,000 (adjusted for stock dividends) shares of Common Stock of the Company were reserved for issuance. In November 1992, the Board adopted a new plan (the "1992 Plan," and together with the 1991 Plan, the "Plans"), which was approved by the shareholders in February 1993, and which provided for the issuance of 240,000 (adjusted for stock dividends) shares. The number of shares issuable under the 1992 Plan was increased to 750,000 at the Company's Annual Securityholders' Meeting held in December 1993 and to 1,000,000 shares at the Annual Meeting of Shareholders held November 30, 1994. Both Plans are intended to promote the growth and profitability of the Company; to provide employees of the Company who are largely responsible for the management, growth and protection of its business with an incentive to continue to make substantial contributions to the success of the Company; and to provide those key employees with an equity interest in the Company.

         The Plans are administered by the Company's Board of Directors or by a Stock Option Committee appointed by the Board (the "Committee"). The Board or, if appointed, the Committee, has the authority to designate the key employees eligible to participate in the Plans, to prescribe the terms of award, to interpret the Plans, and to make all other determinations for administering the Plans.

         The Plans provide for granting of stock options that may be either "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or "Non-Statutory Stock Options" that do not satisfy the provisions of Section 422A of the Code. Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Stock must equal at least 110% of fair market value on the date of grant. Non-Statutory Stock Options may be issued at such option exercise price as the Board (or, if appointed, the Committee) determines. Exercise of a stock option will be subject to terms and conditions established by the Board (or, if appointed, the Committee) and set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of the Company's Common Stock or other form of payment authorized by the Board (or, if appointed, the Committee). The date of expiration of a stock option is fixed by the Board (or, if appointed, the Committee) but may not be longer than 10 years from the date of the Plans.

         PROFIT SHARING PLAN. In 1989, the Company adopted a qualified profit sharing plan covering all employees 21 years of age and older who have completed one year of employment. For the fiscal year ended June 30, 1995, the Company elected not to contribute to the profit sharing plan, and the plan was subsequently dissolved, with all vested monies distributed during the quarter ended December 31, 1996.

EXECUTIVE EMPLOYMENT AGREEMENTS

         In October 1996, the Company entered into a three-year agreement with its executive officer at a base annual salary of $81,500. EMA entered into four-year agreements with its two executive officers, Robert D. Winn and Mary S. Winn, at base annual salaries of $104,000 each. Effective June 27, 1997, in connection with the Solovision Acquisition, the Company entered into an employment agreement with its new President, Solomon Ovadia. Mr. Ovadia's employment agreement is for a term of three years from the effective date of the agreement, and his gross annual base salary is $175,000, with eligibility for a discretionary bonus as well as certain fringe benefits including performance-based stock options. See "Acquisition of Solovision."

         The Company's executive officers may participate in such profit sharing, pension or other incentive compensation plans as may be provided by the Company to its executives.

                            PRINCIPAL SECURITYHOLDERS

         The following information sets forth certain information as of July 3, 1997, by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, the beneficial ownership by each director, and the beneficial ownership of all directors and officers as a group:

                                           AMOUNT AND
                                            NATURE OF                 PERCENT
                                           BENEFICIAL                   OF
NAME AND ADDRESS                           OWNERSHIP(1)               CLASS(1)
----------------                           ------------               --------
Kevin Fischer                             420,985(2)                    5.47
1527 E. Tipton
Seymour, Indiana 47274

Kenneth J. Gordon                         144,800(3)                    1.92
14250 S.W. 119th Avenue
Miami, Florida 33186

JoAnne Hyman                              125,000(4)                    1.69
14250 S.W. 119th Avenue
Miami, Florida 33186

Ray Hyman                                 413,984(5)                    5.43
14250 S.W. 119th Avenue
Miami, Florida  33186

Gerald Josephson                          438,030(6)                    5.59
Harborside Apartment #3
Cloister Drive, Paradise Island
Nassau, Bahamas
P.O. Box N732

Neil B. Lande                             290,000(7)                    3.84
4265 San Felipe
Suite 230
Houston, Texas 77027

Ovadia Family Trust                     5,844,385(8)                   50.98
2 N.E. 40th Street
Miami, Florida 33137

Richard Russo                              50,000(9)                       *
14250 S.W. 119th Avenue
Miami, FL 33186

Bruce Schindler                           150,000(10)                   1.99
5258 Princeton Way
Boca Raton, Florida 33496

Leon Wildstein                          2,697,805(11)                  29.08
3577 Atwater Avenue
Suite 615
Montreal, Quebec
Canada H3H2R2

Mary S. Winn                              341,666(12)                   4.61
21951 U.S. 19 North
Clearwater, Florida 34625

Robert D. Winn                            341,667(13)                   4.61
21951 U.S. 19 North
Clearwater, Florida 34625

                                          (TABLE CONTINUED ON NEXT PAGE.)

D'Arrigo Moda Italia SRL                 635,417(14)                    8.21
Via Giava 11/12
32040 Lorenzago Di Cadore
Italy

Societe Francaise de                     500,154(15)                    6.66
  Lunetterie
F 39150 Chaux du Domdief
St. Laurent en Grandvaux
France

The Global Eye                           171,600(16)                    2.32
5628 Amersham Way
Boca Raton, Florida 33486

Ovidia Family Trust,                   1,049,890(17)                   12.91
Kevin Fischer and Linda Fischer,
as tenants in common

All executive officers and             9,420,324(18)                   69.50
Directors as a group (19)
(consisting of 6 persons)


--------------------------
       *Less than one percent.

       (1) In accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares which are not outstanding but which are subject to options, warrants, rights or conversion privileges pursuant to which such shares may be acquired in the next sixty days have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right but have not been deemed outstanding for the purpose of computing the percentage for any other person.

       (2) Mr. Fischer owns 128,343 shares of the Company's Common Stock and 40,900 shares of the Company's Series C Preferred Stock. Excludes 85,353 shares of the Company's Common Stock and 27,200 shares of the Company's Series C Preferred Stock owned by Mr. Fischer's wife, Linda Fischer, individually, of which shares he disclaims beneficial ownership. Also excludes 320,074 shares of the Company's Common Stock and 102,000 shares of the Company's Series C Preferred Stock held as tenant in common with Ovadia Family Trust and Mr. Fischer's wife, Linda Fischer, which are listed separately below. Each share of Series C Preferred Stock is automatically convertible into 7.155058 shares of the Company's Common Stock upon the filing of Articles of Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company to not less than 25,000,000.

       (3) Mr. Gordon is the owner of 4,800 shares of the Company's Common Stock, and has options to acquire 140,000 shares at an exercise price of $.75 per share, the market price of the Common Stock on the dates of grant.

       (4) Excludes shares owned by Ms. Hyman's husband, Ray, of which shares she disclaims beneficial ownership. See Note (2) above.

       (5) Mr. Hyman is the owner of record of 185,500 shares of the Company's Common Stock, and options to acquire an additional 124,384 shares at $3.125 per share, 24,100 shares at $3.625 per share, 30,000 shares at $2.50 per share and 50,000 shares at $2.00 per share, the market prices of the Common Stock on the dates of grant. Excludes 125,000 shares owned by Mr. Hyman's wife, JoAnne, of which shares Mr. Hyman disclaims beneficial ownership.

                                            (FOOTNOTES CONTINUED ON NEXT PAGE.)

       (6) Mr. Josephson owns 35,000 shares of the Company's Series A Preferred Stock, $87,500 of the Company's Convertible Subordinated Debentures convertible at $1.65, and warrants to acquire 350,000 shares of Common Stock at an exercise price of $.75 per share.

       (7) Mr. Lande owns 140,000 shares of the Company's Common Stock and has warrants to acquire 150,000 shares at an exercise price of $.75 per share. In addition, 4,000 shares are owned by Mr. Lande's children, as to which he disclaims beneficial ownership.

       (8) Ovadia Family Trust is the sole owner of 1,781,743 shares of the Company's Common Stock and 567,800 shares of the Company's Series C Preferred Stock. Additionally, Ovadia Family Trust owns 320,074 shares of the Company's Common Stock and 102,000 shares of the Company's Series C Preferred Stock as tenant-in-common with Kevin Fischer and Linda Fischer which are listed separately. Each share of Series C Preferred Stock is automatically convertible into 7.155058 shares of the Company's Common Stock upon the filing of Articles of Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Commmon Stock of the Company to not less than 25,000,000.

       (9) Mr. Russo owns options to purchase 50,000 shares of Common Stock at $.75 per share.

       (10) Mr. Schindler owns warrants to acquire 150,000 shares of Common Stock at an exercise price of $.75. This excludes 36,500 shares of Preferred Stock owned by Mr. Schindler's wife, Judi Schindler, of which shares Mr. Schindler disclaims beneficial ownership.

       (11) Mr. Wildstein is the owner of 822,464 shares of the Company's Common Stock and 262,100 shares of the Company's Series C Preferred Stock. Each share of Series C Preferred Stock is automatically convertible into 7.155058 shares of the Company's Common Stock upon the filing of Articles of Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company to not less than 25,000,000.

       (12) Mrs. Winn has options to purchase 12,500 shares of Common Stock at $.75 per share. Excludes 329,167 shares owned by Ms. Winn's husband, Robert, of which shares Ms. Winn disclaims beneficial ownership.

       (13) Mr. Winn has options to purchase 12,500 shares of Common Stock at $.75 per share. Excludes 329,166 shares owned by Mr. Winn's wife, Mary, of which shares Mr. Winn disclaims beneficial ownership.

       (14) D'Arrigo owns of record 300,000 shares of the Company's Common Stock as well as the outstanding shares of the Company's Series B-1 Preferred Stock, which pursuant to its terms is convertible into 335,417 shares of the Company's Common Stock.

       (15) SFL owns 390,154 shares of the Company's Common Stock and has Warrants to acquire 110,000 shares of Common Stock at an exercise price of $1.30 per share.

       (16) The Global Eye owns 156,000 shares of the Company's Common Stock. The Global Eye is owned by Alan R. Ackerman, who also owns 15,600 shares of the Company's Common Stock. Mr. Ackerman may therefore be deemed to be the beneficial owner of 171,600 shares of the Company's Common Stock.

       (17) Ovadia Family Trust, Kevin Fischer and Linda Fischer are coowners as tenants in common of 320,074 shares of the Company's Common Stock, and 102,000 shares of the Company's Series C Preferred Stock. Each share of Series C Preferred Stock is automatically convertible into 7.155058 shares of the Company's Common Stock upon the filing of Articles of Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company to not less than 25,000,000.

       (18) Includes shares issuable upon exercise of all options and warrants beneficially owned by such persons, and excludes shares of which beneficial ownership is disclaimed.

       (19) Consists of Kenneth Gordon, Solomon Ovadia, Richard Russo, Leon Wildstein, Mary Winn and Robert D. Winn.




                             SELLING SECURITYHOLDERS

       The following table sets forth the number of shares of Common Stock being registered under the Registration Statement (of which this Prospectus forms a part) on behalf of each of the Selling Securityholders listed below (including their transferees and/or assignees) and the approximate percentage of the Common
Stock outstanding (assuming that no outstanding Options or additional Warrants, Debentures or Preferred Stock have been exercised or converted).


                              SHARES BENEFICIALLY                             SHARES BENEFICIALLY
                            OWNED BEFORE OFFERING(1)        SHARES           OWNED AFTER OFFERING(2)
                            ------------------------        ------           -----------------------
NAME                          NUMBER      PERCENT           OFFERED             NUMBER       PERCENT
----                          ------      -------           -------             ------        ------
Kevin Fischer                420,985       5.47          420,985(3)                  0           0

Linda Fischer                279,971       3.69          279,971(4)                  0           0

Gordon Freeman                50,000          *           50,000(5)                  0           0

Kenneth Gordon(6)            144,800       1.92          140,000(7)              4,800           *

Jack Greenwood                10,000          *           10,000(8)                  0           0

Andrew C. Hall                39,450          *           39,450                     0           0

Frank Hollingsworth           18,284          *           18,284(9)                  0           0

Patricia Hyman                38,901          *           38,901                     0           0

Debra James                    2,000          *            2,000(10)                 0           0

Gerald Josephson(11)         438,030       5.59          350,000(12)            88,030           *

Neil Lande                   290,000       3.84          150,000(13)           140,000        1.53

Ovadia Family Trust(14)    5,844,385      50.98        5,844,385                     0           0

Ronda Ping                     1,500          *            1,500(15)                 0           0

Bobby Rege                    10,000          *           10,000(16)                 0           0

Richard Russo                 50,000          *           50,000(17)                 0           0

Bruce Schindler(18)          150,000       1.99          150,000(19)                 0           0

Margaret Schmidt              40,000          *           40,000                     0           0

Marvin Singer                 75,000       1.00           75,000(20)                 0           0

Mark Smith                     1,500          *            1,500(21)                 0           0

Leon Wildstein(22)         2,697,805      29.08        2,697,805                     0           0

Mary Winn(23)                329,166       4.61           62,500(24)           266,666        2.91

Robert Winn(25)              329,167       4.61           62,500(24)           266,667        2.91


                                       32



Broad and Cassel(26)          77,419         1.05         77,419                      0           0

Coast Business Credit        187,500         2.47        187,500(27)                  0           0

D'Arrigo Moda Italia(28)     635,417         8.21        635,417(29)                  0           0
SRL

JW Charles &
Associates                   200,000         2.63        200,000(30)                  0           0

Societe Francaise(31)
de Lunetterie                500,154         6.66        246,154                254,000        2.77

Trevi/Coliseum               125,000         1.69        125,000                      0           0

Ovadia Family Trust,       1,049,890(32)    12.91      1,049,890                      0           0
Kevin Fischer and Linda
Fischer, as tenants
in common

------------------
*      Less than 1%.
(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed. Includes shares of Common Stock that such person have the right to acquire a beneficial ownership in within 60 days from the date of this Prospectus.
(2) Assumes that all shares of Common Stock registered for the account of Selling Securityholders are sold pursuant to this Prospectus.
(3) Reflects 128,343 shares of Common Stock and 40,900 shares of Series C Preferred Stock.
(4) Reflects 85,353 shares of Common Stock and 27,200 shares of Series C Preferred Stock.
(5) Reflects warrants to purchase 50,000 shares of Common Stock at $.75 per share.
(6) Mr. Gordon is Chief Executive Officer, Principal Accounting Officer and Chief Financial Officer of the Company.
(7) Reflects options to purchase 140,000 shares of Common Stock at $.75 per share.
(8) Reflects options to purchase 10,000 shares of Common Stock at $.75 per share.
(9) Reflects options to purchase 18,284 shares of Common Stock at prices ranging between $.75 and $3.65 per share.
(10) Reflects options to purchase 2,000 shares of Common Stock at $.75 per share.
(11)   Mr. Josephson is a principal shareholder of the Company.
(12) Reflects warrants to purchase 350,000 shares of Common Stock at $.75 per share.
(13) Reflects warrants to purchase 150,000 shares of Common Stock at $.75 per share.
(14)   Ovadia Family Trust is a principal shareholder of the Company.
(15) Reflects options to purchase 1,500 shares of Common Stock at $.75 per share.
(16) Reflects warrants to purchase 10,000 shares of Common Stock at $2.00 per share.
(17) Reflects options to purchase 50,000 shares of Common Stock at $.75 per share.
(18)   Mr. Schindler is a director of the Company.
(19) Reflects warrants to purchase 150,000 Shares of Common Stock at $.75 per share.
(20) Reflects warrants to purchase 75,000 shares of Common Stock at $.75 per share.
(21) Reflects options to purchase 1,500 shares of Common Stock at $.75 per share.
(22)   Mr. Wildstein is a principal shareholder of the Company.
(23)   Mrs. Winn is a director of the Company and Vice President of EMA.
(24) Reflects 50,000 shares of Common Stock and options to purchase 12,500 shares of Common Stock at $.75 per share.
(25)   Mr. Winn is a director of the Company and President of EMA.
(26)   Broad and Cassel acts as outside corporate counsel to the Company.
(27) Reflects 75,000 warrants to purchase 75,000 shares of Common Stock at $1.625 per share.
(28)   D'Arrigo is a principal shareholder of the Company.
(29) Includes 300,000 shares of Common Stock and 335,417 shares issuable upon conversion of Series B-1 Preferred Stock at a conversion rate of 2.064384 shares of Common Stock of the Company for each share of Series B-1 Preferred Stock.
(30) Reflects warrants to purchase 200,000 shares of Common Stock at $1.875 per share.
(31)   SFL is a principal shareholder of the Company.
(32) Reflects 320,074 shares of Common Stock and 102,000 shares of Series C Preferred Stock.

                              PLAN OF DISTRIBUTION

         The Common Stock included in this Prospectus may be sold from time to time directly by the Selling Securityholders and their transferees and/or assignees. The Selling Securityholders and any broker-dealers that act in connection with the sale of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with certain state securities laws, if applicable, the Shares will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

         The Company will pay the registration expenses incident to the offering and sale of the Shares by the Selling Securityholders to the public. Such expenses include legal and accounting expenses attributable to the Company, filing fees payable to the Securities and Exchange Commission, applicable state "blue sky" filing fees and printing expenses. The Company, however, will not pay for any expenses, commissions or discounts of underwriters, dealers or agents or the fees and expenses of counsel for the Selling Securityholders.

                              CERTAIN TRANSACTIONS

         SFL has been the largest supplier of Ocean's ophthalmic frames. During the years ended June 30, 1996 and 1995, the Company's purchases from SFL amounted to $3,318,00 and $3,687,000, respectively. During the nine months ended March 31, 1997, the Company purchased from SFL an additional $1,590,299 of merchandise. The amount owed to this affiliated party for the years ended June 30, 1995 and 1996 and the nine months ended March 31, 1997 totaled $450,000, $520,000 and $290,000, respectively. The Company believes that its purchases of products from SFL have been on terms and conditions at least as favorable to the Company as could have been obtained elsewhere.

         D'Arrigo, the holder of the outstanding shares of the Company's Common Stock and Series B-1 Preferred Stock, is the largest supplier of ophthalmic frames for EMA, which was acquired by the Company in June 1995. The Company currently anticipates that it will continue to purchase significant quantities of frames from D'Arrigo, and anticipates that such purchases will be on terms as least as favorable to the Company as could be obtained elsewhere.

         In fiscal year 1996, D'Arrigo agreed to exchange $1,150,000 of EMA's accounts payable balance for $1,150,000 in Series B Preferred Stock, which was subsequently reclassified as 162,478 shares of Series B-1 Preferred Stock and 67,522 shares of Series B-2 Preferred Stock. Each share of Series B-1 Preferred Stock is convertible into 2.064384 shares of the Company's Common Stock, and each share of the Company's Series B-2 Preferred Stock is convertible into
3.096635 shares of the Company's Common Stock. In the event of any liquidation, the holders of shares of the Series B-1 Preferred Stock and Series B-2 Preferred Stock are entitled to receive out of assets of the Company available for distribution to shareholders before any distribution of assets is made to holders of Common Stock, a liquidating distribution in the amount of $5.00 per share.

         In addition, the remaining accounts payable balance at June 30, 1995 of $1,523,734 was converted into a non-interest bearing note payable due to

D'Arrigo of $1,128,674, payable in 32 equal monthly payments, and $250,000 in cash. The Series B Preferred was reclassified into 162,478 shares of Series B-1 Preferred Stock and 67,522 shares of Series B-2 Preferred Stock to reflect a 20% discount on the conversion price of $3.00 on 70% of the original Series B Preferred Stock given by the Company to D'Arrigo in exchange for D'Arrigo's forgiveness of six monthly payments amounting to $239,729 on July 2, 1996 resulting in a gain of approximately $100,000 to the Company. As of the quarter ended March 31, 1997, $501,000 principal amount of the note remained outstanding. Also during the quarter ended March 31, 1997, the Company agreed to exchange $300,000 of debt to D'Arrigo for 300,000 shares of the Company's Common Stock. All of the Series B-2 Preferred Stock were converted to shares of Common Stock in June 1997.

         Due to related parties at June 30, 1995 includes $400,000 due to the selling principals of EMA in connection with the Company's acquisition of EMA. This balance was paid by the Company in July 1995.

         In 1996 the Company issued 246,154 shares of common stock to SFL in settlement of $400,000 of accounts payable.

         At June 30, 1996 the client has accrued $130,000 for amounts due to the former Chief Executive Officer of the Company under a compensation settlement agreement. As of the quarter ended March 31, 1997, the Company had paid
$58,000 of the accrued amount due.

         In April 1997, Trevi S.p.A., a supplier of frames, forgave approximately $185,000 of the Company's accounts payable and received 125,000 shares of the Company's common stock to offset same.

         In connection with the Solovision Acquisition, the Company entered into a Commercial Lease with Miami Opti Mart, Inc. as lessor for 16,550 square feet of commercial real property located at 2 N.E. 40 Street, Miami, Florida. Miami Opti Mart, Inc. is a Florida corporation controlled by Solomon Ovadia, the Company's new President and member of the Board of Directors. The lease is for a term of five years commencing on July 1, 1997 or on the date of occupancy by the Company, whichever is later, and ending on June 30, 2002, with a renewal option for an additional five-year term. The monthly rent is $10,300. The Company currently anticipates relocating its executive offices to this location during the 1997 fiscal year.

                            DESCRIPTION OF SECURITIES

GENERAL

         Set forth below is a summary of certain terms and provisions of the Company's capital stock, which is qualified in its entirety by reference to the Company's Restated Articles of Incorporation and to the Statements of Designation setting forth the resolutions establishing the rights and preferences of the outstanding series of Preferred Stock. Copies of the Articles of Incorporation and Statements of Designation have been filed as an exhibit to, or incorporated by reference into, the Registration Statement of which this Prospectus forms a part.

         Under the Articles of Incorporation, the authorized but unissued and unreserved shares of the Company's capital stock will be available for issuance for general corporate purposes, including, but not limited to, possible stock dividends, future mergers or acquisitions, or private or public offerings. Except as may otherwise be required, shareholder approval will not be required for the issuance of those shares.

         The Company is authorized to issue 10,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock. As of July 3, 1997, there were 7,400,722 shares of the Company's Common Stock issued and outstanding and 1,576,917 shares of Preferred Stock issued and outstanding.

COMMON STOCK

         Holders of shares of Common Stock are entitled to share ratably in such dividends and distributions as may from time to time be declared by the Board of Directors of the Company from funds legally available therefor, and upon liquidation will be entitled to share ratably in any assets of the Company legally available for distribution to holders of the Common Stock, subject to any preference given to the holders of the Company's preferred stock. The Company's Restated Articles of Incorporation, as amended, and Bylaws do not confer any preemptive, subscription, redemption or conversion rights on the holders of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting, which means that holders of a majority of the voting power may elect all of the Directors.

DIVIDENDS ON COMMON STOCK

         To date, the Company has not paid any cash dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements and financial condition, and other factors deemed relevant by the Board of Directors.

PREFERRED STOCK

         The Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participation, option or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholders.

         SERIES A PREFERRED STOCK

         The Company has designated 800,000 shares of Preferred Stock as Series A Cumulative Convertible 3% Preferred Stock ("Series A Preferred Stock"). As of July 3, 1997, 388,500 shares of Series A Preferred Stock have been converted to a like number of shares of Common Stock and the holders of 42,500 shares of Series A Preferred Stock have provided notice to the Company of their intent to convert their shares to Common Stock. Holders of the Series A Preferred Stock are entitled to receive cumulative cash dividends or, in the Company's sole discretion, cash equivalent stock dividends in the form of shares of Common Stock, at the annual rate of $0.075 per share. Each share of Series A Preferred Stock is convertible at any time into one share of Common Stock, subject to adjustment in certain events, including: the issuance of stock as a dividend on the Common Stock; stock splits, subdivisions or combinations of the Common Stock; or the distribution to all holders of the Common Stock of evidences of indebtedness of the Company, cash (excluding ordinary cash dividends), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to above).

         The Series A Preferred Stock may be not redeemed by the Company. Holders of the Series A Preferred Stock do not vote on matters submitted to the Company's shareholders generally, except as may otherwise be required by law.

         SERIES B-1 AND SERIES B-2 PREFERRED STOCK

         Pursuant to an amendment to the Company's Articles of Incorporation filed in June 1997, the Company re-designated 162,478 shares of Preferred Stock previously designated Series B Preferred Stock as shares of Series B-1 Preferred Stock and 67,522 shares of Series B-2 Preferred Stock. As of July 3, 1997, all of the Series B-2 Preferred Stock has been converted to shares of Common Stock, leaving the 162,478 shares of Series B-1 Preferred Stock outstanding. Each share of Series B-1 Preferred Stock is convertible into 2.064384 shares of the Company's Common Stock, and is entitled to a cumulative annual dividend of $0.10 per share, if and when dividends are declared by the Board of Directors of the Company. In the event of any liquidation, the holders of shares of Series B-1 Preferred Stock are entitled to receive out of assets of the Company available for distribution to shareholders before any distribution of assets is made to holders of Common Stock, a liquidating distribution in the amount of $5.00 per share.

         The Series B-1 and Series B-2 Preferred Stock may be not redeemed by the Company. Holders of the Series B-1 and Series B-2 Preferred Stock do not vote on matters submitted to the Company's shareholders generally, except as may otherwise be required by law.

WARRANTS

         As of July 3, 1997, the Company had outstanding Warrants to purchase an aggregate of 1,282,500 shares of the Company's Common Stock. Holders of the Warrants will be protected against dilution upon the occurrence of certain events, including, but not limited to, stock dividends, stock splits, reclassifications, recapitalizations, stock combinations or similar transactions. Holders of the Warrants have no voting rights and are not entitled to dividends. In the event of liquidation, dissolution or winding up of the Company, holders of Warrants will not be entitled to participate in any distribution of the Company's assets.

CONVERTIBLE DEBENTURES

         The Debentures are unsecured debt securities, subordinated in right of payment to any debt of the Company (defined in the Debentures as any indebtedness, borrowed money or guarantee of such indebtedness) except debt that by its terms is not senior ("Senior Debt") in right of payment to the Debentures. The Debentures bear interest at the annual rate of 8% and mature in 1999. Interest is payable semi-annually in arrears on June 30th and December 31st of each year; provided, however, that the Company may, in its sole discretion, defer payment of any installment of interest for a period of six months until the next interest payment date. Pursuant to the terms of the Debentures as originally issued, the Debentures were convertible into shares of Common Stock at the rate of one share of Common Stock for each $3.50 of principal amount, subject to adjustment in the event of certain events, including: dividends or distributions on the Common Stock payable in shares of Common Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of the Common Stock of certain rights to purchase Common Stock at less than the current market price at the time; or distributions to such holders of Common Stock of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding cash dividends or distributions from current retained earnings).

         In May 1996, the Company's Board of Directors authorized a change in the conversion rate of the Debentures to one share of Common Stock for each $1.65 of principal amount of Debentures. As of July 3, 1997, holders of Debentures totaling $1,196,242 in aggregate principal amount of Debentures have converted their Debentures into 725,006 shares of Common Stock, and holders of $81,250 in aggregate principal amount of Debentures have provided notice to the Company of their intent to convert their Debentures into an aggregate of 49,244 shares of Common Stock.

         The Debentures may not be redeemed by the Company. Holders of the Debentures do not have voting rights and are not entitled to dividends. In the event of liquidation, dissolution or winding up of the Company, holders of Debentures will be junior to the holders of Senior Debt of the Company in any distribution of the Company's assets, but will be senior to the holders of shares of the Company's Common Stock and Preferred Stock.

TRANSFER AGENT

         The Transfer Agent for the Common Stock is North American Transfer Co., 147 West Merrick Road, Freeport, New York 11520.

LIMITATION ON DIRECTORS' LIABILITY

         The Company's Restated Articles of Incorporation, as amended, include a provision eliminating the monetary liability of directors for monetary damages to the fullest extent permissible under Florida law. The provision does not otherwise affect a Director's liability for breach of the fiduciary duties of care and loyalty, failure to act in good faith, receipt of an improper personal benefit, engagement in intentional misconduct or participation in the payment of a dividend, in a stock redemption or in a purchase prohibited by Florida law. Also, the provision does not affect a Director's liability for violation of federal or state securities law.

                                     EXPERTS

         The consolidated financial statements for the Company as of June 30, 1996 and 1995 and for the years then ended included in this Prospectus have been so included in reliance on the report of Grant Thornton LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of Solovision as of December 31, 1996 and for the two years then ended and the financial statements of Sorrento as of December 31, 1996 and for the period from inception through December 31, 1996 have been so included in reliance on the reports of Rachlin Cohen & Holtz, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Broad and Cassel, a partnership including professional associations ("Broad and Cassel"). Broad and Cassel owns 77,419 shares of the Company's Common Stock, which are included in the Shares offered hereby.

                      INDEX TO FINANCIAL STATEMENTS


                                                                     PAGE
                                                                     ----

OCEAN OPTIQUE DISTRIBUTORS, INC. AND SUBSIDIARIES

Report of Independent Certified Public Accountants ...........     F-2

Consolidated Balance Sheets at June 30, 1996 and 1995 ........     F-3

Consolidated Statements of Operations
For the Years Ended June 30, 1996 and 1995 ...................     F-4

Consolidated Statement of Stockholders' Equity
For the Years Ended June 30, 1996 and 1995 ...................     F-5

Consolidated Statements of Cash Flows
For the Years Ended June 30, 1996 and 1995 ...................     F-6

Notes to Consolidated Financial Statements ...................     F-7 to F-20

Condensed Consolidated Balance Sheets as of
March 31, 1997 and June 30, 1996 (Unaudited) .................     F-21

Condensed Consolidated Statements of Income
Nine Months Ended March 31, 1997 and 1996 (Unaudited) ........     F-22

Condensed Consolidated Statements of Cash Flows
Nine Months Ended March 31, 1997 and 1996 (Unaudited) ........     F-23

Notes to the Condensed Consolidated
Financial Statements (Unaudited) .............................     F-24

SOLOVISION OPTICAL, INC.

Report of Independent Certified Public Accountants ...........     F-25

Balance Sheets as of March 31, 1997 (Unaudited) and
December 31, 1996 ............................................     F-26

Statements of Operations and Retained Earnings (Deficit)
for the Three Months Ended March 31, 1997 and 1996 (Unaudited)
and for the Years Ended December 31, 1996 and 1995 ...........     F-27

Statements of Cash Flows
for the Three Months Ended March 31, 1997 and 1996 (Unaudited)
and for the Years Ended December 31, 1996 and 1995 ...........     F-28

Notes to Financial Statements ................................     F-29 to F-35


SORRENTO EYEWEAR, INC.

Report of Independent Certified Public Accountants ...........     F-36

Balance Sheets as of March 31, 1997 (Unaudited) and
December 31, 1996 ............................................     F-37

Statements of Operations and Retained Earnings
for the Three Months Ended March 31, 1997 (Unaudited) and
from Inception (October 25, 1996) to December 31, 1996 .......     F-38

Statements of Cash Flows
for the Three Months Ended March 31, 1997 (Unaudited) and
from Inception (October 25, 1996) to December 31, 1996 .......     F-39

Notes to Financial Statements ................................     F-40 to F-43

                       REPORT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS


Board of Directors
Ocean Optique Distributors, Inc.

We have audited the accompanying consolidated balance sheets of Ocean Optique Distributors, Inc. and Subsidiaries (the "Company") as of June 30, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ocean Optique Distributors, Inc. and Subsidiaries as of June 30, 1995 and 1996, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.


Miami, Florida
September 10, 1996

              OCEAN OPTIQUE DISTRIBUTORS, INC.  AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                   JUNE 30,

                                    ASSETS


                                                                      1996             1995
                                                                      ----             ----
Current assets
Cash & cash equivalents                                          $     360,627         494,773
Certificate of deposit - restricted                                     65,000          65,000
Short-term investments                                                       -       1,018,308
Accounts receivable (net of allowance for doubtful accounts
    of $173,109 in 1996 and $214,693 in 1995)                        2,317,691       2,571,026
Inventory                                                            5,848,481       7,373,705
Prepaid expenses & other current assets                                135,732         376,627
Deferred income taxes                                                   93,100          89,667
Income tax receivable                                                  194,888         257,240
                                                                 -------------      ----------
        Total current assets                                         9,015,519      12,246,346

Property and equipment, net                                            240,303         328,702
Security deposits                                                       14,728          14,728
Debt issue cost, net                                                   145,310         176,013
Intangible assets, net                                                       -       3,673,207
                                                                 -------------      ----------
        Total assets                                             $   9,415,860      16,438,996
                                                                 =============      ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Bank line of credit                                                2,682,500       3,173,800
  Accounts payable                                                   2,007,699       1,350,708
  Due to related parties                                             1,153,512         920,000
  Accrued expenses                                                     502,443         124,048
  Notes payable to related party, current portion                      391,975         391,975
  Notes payable, current portion                                        82,766          71,275
  Capital lease obligations, current portion                            29,507          46,143
                                                                 -------------      ----------
        Total current liabilities                                    6,850,402       6,077,949

8% Convertible subordinated debentures                                 843,750       1,575,000
Notes payable to related party, long-term portion                      444,679         736,699
Notes payable, long-term portion                                             -          17,317
Capital lease obligations, long-term portion                                 -          33,356
Deferred income taxes                                                   93,100          47,209
                                                                 -------------      ----------
        Total liabilities                                            8,231,931       8,487,530

Commitments and contingencies                                                -               -

Stockholders' equity:
  Series A cumulative convertible 3% preferred stock
    (liquidation value - $1,575,000)                                 1,474,398       1,474,398
  Series B 2% convertible preferred stock
    (liquidation value - $1,150,000)                                 1,150,000       1,150,000
  Common stock, no par value; 10,000,000 shares authorized
    2,808,761 and 2,119,420 issued and outstanding in
    1996 and 1995, respectively                                      7,230,478       6,099,228
  Retained earnings (accumulated deficit)                           (8,670,947)       (772,160)
                                                                 -------------      ----------
        Total stockholders' equity                                   1,183,929       7,951,466

        Total liabilities and stockholders' equity               $   9,415,860      16,438,996
                                                                 =============      ==========

The accompanying notes are an integral part of these statements.

              OCEAN OPTIQUE DISTRIBUTORS, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                         FOR THE YEARS ENDED JUNE 30,


                                                                 1996                     1995
                                                             ------------               ---------
Net sales                                                    $ 14,363,180               9,752,264

Cost of goods sold                                             11,901,450               5,680,055
                                                             ------------               ---------
        Gross profit                                            2,461,730               4,072,209

Selling, general and administrative expenses                    9,854,599               4,694,571
                                                             ------------               ---------
                                                               (7,392,869)               (622,362)

Interest expense, net                                            (492,011)               (257,687)
                                                             ------------               ---------
        Income (loss) before income taxes                      (7,884,880)               (880,049)

Income tax benefit (expense)                                       53,096                 145,000
                                                             ------------               ---------
        Net income (loss)                                    $ (7,831,784)               (735,049)

Dividends paid on convertible preferred stock                      67,003                  47,439
                                                             ------------               ---------
        Net income (loss) applicable to common stockholders  $ (7,898,787)               (782,488)
                                                             ============               =========
Net income (loss) per share of common stock                  $      (4.64)                  (0.48)
                                                             ============               =========
Weighted average number of common shares outstanding            1,700,906               1,619,602
                                                             ============               =========



The accompanying notes are an integral part of these statements.

              OCEAN OPTIQUE DISTRIBUTORS, INC.  AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  FOR THE YEARS ENDED JUNE 30, 1996 AND 1995


                                             SERIES A                            SERIES B
                                          PREFERRED STOCK                     PREFERRED STOCK
                                   -----------------------------      -------------------------------
                                   NUMBER OF                          NUMBER OF
                                    SHARES              AMOUNT         SHARES                AMOUNT
                                   ---------          ----------      ---------            ----------
Balance, July 1, 1994               635,000         $  1,486,898             -             $        -

Exercise of Series A
warrants, net                             -                    -             -                      -

Repurchase and cancellation
of common stock                           -                    -             -                      -

Issuance of Series B
preferred stock for debt                  -                    -       230,000              1,150,000

Resemption of Series A
preferred stock (5,000)              (5,000)             (12,500)            -                      -

Dividends paid on Series A
preferred stock                           -                    -             -                      -

Issuance of common stock
for acquisition of EMA                    -                    -             -                      -

Net loss                                  -                    -             -                      -
                                    -------           ----------       -------             ----------
Balance, June 30, 1995              630,000            1,474,398       230,000              1,150,000

Dividends paid on Series A
preferred stock                           -                    -             -                      -

Issuance of common stock
in settlement of debt                     -                    -             -                      -

Conversion of debentures
to common stock                           -                    -             -                      -

Net loss                                  -                    -             -                      -
                                    -------           ----------       -------             ----------
Balance, June 30, 1996              630,000           $1,474,398       230,000             $1,150,000
                                    =======           ==========       =======             ==========

                                                 COMMON STOCK                      RETAINED
                                      ---------------------------------            EARNINGS             TOTAL
                                      NUMBER OF                                  (ACCUMULATED       STOCKHOLDERS'
                                       SHARES                  AMOUNT              DEFICIT)            EQUITY
                                      ---------              ----------          ------------       -------------
Balance, July 1, 1994                 1,658,547              $4,860,027          $    10,328        $ 6,357,253

Exercise of Series A
warrants, net                             2,540                 (42,049)                   -            (42,049)

Repurchase and cancellation
of common stock                         (75,000)               (318,750)                   -           (318,750)

Issuance of Series B
preferred stock for debt                      -                       -                    -          1,150,000

Resemption of Series A
preferred stock                               -                       -                    -            (12,500)

Dividends paid on Series A
preferred stock                               -                       -              (47,439)           (47,439)

Issuance of common stock
for acquisition of EMA                  533,333               1,600,000                    -          1,600,000

Net loss                                      -                       -             (735,049)          (735,049)
                                      ---------              -----------         -----------        -----------
Balance, June 30, 1995                2,119,420               6,099,228             (772,160)         7,951,466

Dividends paid on Series A
preferred stock                               -                       -              (67,003)           (67,003)

Issuance of common stock
in settlement of debt                   246,154                 400,000                    -            400,000

Conversion of debentures
to common stock                         443,187                 731,250                    -            731,250

Net loss                                      -                       -           (7,831,784)        (7,831,784)
                                      ---------              ----------          -----------        -----------
Balance, June 30, 1996                2,808,761              $7,230,478          $(8,670,947)       $ 1,183,929
                                      =========              ==========          ===========        ===========

              OCEAN OPTIQUE DISTRIBUTORS, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                         FOR THE YEARS ENDED JUNE 30,


                                                                             1996                     1995
                                                                        --------------             ---------
Cash flows from operating activities:
 Net loss                                                               $   (7,831,784)             (735,049)
 Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:
  Depreciation and amortization                                              3,780,448               320,343
  Deferred income taxes, net                                                    49,324               (68,097)
  Changes in assets and liabilities, net of
   effects from acquisition of business:
   Decrease (increase) in short-term investments                             1,018,308               (73,661)
   Decease (increase) in accounts receivable, net                              253,335              (670,845)
   Decrease in inventory                                                     1,525,224               261,350
   Decrease in prepaid expenses, security deposits
     and intangible assets                                                     271,598                41,461
   Increase (decrease) in accounts payable and accrued expenses              1,435,386             1,018,206
   Increase in due to related parties                                          233,512                39,000
   Increase (decrease) in income taxes                                          62,352               (97,687)
                                                                        --------------             ---------
        Net cash provided by (used in) operating activities                    797,703                35,021
                                                                        --------------             ---------

Cash flows from investing activities:
 Cash received from acquisition of business                                          -               103,703
 Capital expenditures                                                          (25,709)              (86,848)
                                                                        --------------             ---------
        Net cash provided by (used in) investing activities                    (25,709)               16,855
                                                                        --------------             ---------
Cash flows from financing activities:
 Net borrowings (payments) on bank line of credit and notes payable           (789,145)              387,042
 Payments under capital lease obligation                                       (49,992)              (41,645)
 Proceeds from exercise of stock warrents, net                                       -               (42,049)
 Repurchase of common stock                                                          -              (318,750)
 Redemption of 8% convertible subordinated debentures                                -               (12,500)
 Repurchase of Series A 3% preferred stock                                           -               (12,500)
 Dividends paid on Series A 3% preferred stock                                 (67,003)              (47,439)
                                                                        --------------             ---------
        Net cash provided by (used in) financing activities                   (906,140)              (87,841)
                                                                        --------------             ---------
        Net decrease in cash and cash equivalents                             (134,146)              (35,965)

Cash and cash equivalents, beginning of period                                 494,773               530,738
                                                                        --------------             ---------
Cash and cash equivalents, end of period                                $      360,627               494,773
                                                                        ==============             =========
Supplemental disclosure of cash flow information:
   Cash paid (received) during the period for income taxes, net         $     (150,000)               13,066
                                                                        ==============             =========
   Cash paid during the period for interest                             $      540,898               426,217
                                                                        ==============             =========

Noncash investing and financing activities:
   Acquisition of business
      Fair value of assets acquired                                     $            -             2,566,631
                                                                        ==============             =========
      Liabilities assumed                                               $            -             2,733,911
                                                                        ==============             =========
      Cost in excess of net assets of business acquired,
       and convenant not to compete agreement, net                      $            -             2,167,280
                                                                        ==============             =========
      Issuance of common stock to acquire business                      $            -             1,600,000
                                                                        ==============             =========
      Conversion of accounts payable to Series B
       2% convertible preferred stock                                   $            -             1,150,000
                                                                        ==============             =========
      Issuance of common stock in settlement of debt                    $      400,000                     -
                                                                        ==============             =========

The accompanying notes are an integral part of these statements.

              OCEAN OPTIQUE DISTRIBUTORS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            June 30, 1996 and 1995


NOTE 1 - ORGANIZATION

        Ocean Optique Distributors, Inc. (the "Company") was incorporated under the laws of the State of Florida on May 31, 1988. The Company is an importer and distributor of eyeglass frames.

        On June 21, 1995, the Company acquired 100 percent of the capital stock of European Manufacturers Agency ("EMA"), a Florida corporation. EMA is engaged in the business of distributing and marketing private label ophthalmic frames and related items and continues to conduct such business as a wholly-owned subsidiary of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)     BASIS FOR CONSOLIDATION

                The consolidated financial statements include the accounts of Ocean Optique Distributors, Inc., and it's wholly owned subsidiaries, Classic Optical, Inc. ("Classic") and EMA. The results of operations of EMA for the fiscal year 1995 are included in the statement of operations for the period from June 21, 1995 (the date of acquisition) through June 30, 1995. All significant intercompany transactions and balances have been eliminated.

        (b)     CASH AND CASH EQUIVALENTS

                Cash and cash equivalents include cash on deposit at banks, money market funds, short-term highly liquid investments with original maturities of three months or less and foreign currency.

        (c)     FOREIGN CURRENCY TRANSACTION

                The Company purchases inventory from certain foreign vendors in foreign currency. Foreign currency totaling $968,910 at June 30, 1996 and $1,328,101 at June 30, 1995 is carried at current market exchange rates. Gains or losses from changes in exchange rates are recognized in the consolidated statement of operations in the period of occurrence.

        (d)     INCOME TAXES

                Deferred taxes have been provided on temporary differences in reporting certain transactions for financial accounting and tax purposes. Under the liability method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

        (e)     USE OF ESTIMATES

                In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

        (f)     FAIR VALUE OF FINANCIAL INSTRUMENTS

                The financial statements include various estimated fair value information at June 30, 1995 and 1996, as required by Statement of Financial Accounting Standards 107, "Disclosures about Fair Value of Financial Instruments". Such information, which pertains to the Companys financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value of the Company.

                The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

                Cash, Cash Equivalents and Short-Term Investments: The carrying amount approximates fair value because of the short maturity of those instruments.

                Receivables and Payables: The carrying amounts approximate fair value because of the short maturity of those instruments.

                Line of Credit and Notes Payable: The carrying amounts of debt, lines of credit and notes payable approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company.

                All of the Companys financial instruments are held for purposes other than trading.

        (g)     INVENTORY

                Inventory consists of finished goods and is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

        (h)     PROPERTY AND EQUIPMENT

                Property and equipment are stated at cost. Depreciation is calculated over the estimated useful lives (ranging from five to seven years) of the assets using the straight line method. Property and equipment acquired through acquisitions are stated at fair market value as of the date acquired.

        (i)     INTANGIBLE ASSETS

                Intangible assets are comprised of goodwill and the cost of covenant not to compete agreements. Goodwill results from corporate acquisitions accounted for using the purchase method of accounting and includes the excess of cost over the fair market value of the net assets of the acquired businesses. As of June 30, 1995, all goodwill is being amortized over periods of twenty-five years on a straight line basis. The Company had goodwill associated with the acquisition of Classic in October 1992 of $1,467,038, net of accumulated amortization of $191,833 as of June 30, 1995. At June 30, 1995, the Company had goodwill associated with the acquisition of EMA in June 1995 of $1,817,280, with no accumulated amortization expense. The cost of the Company's covenant not to compete agreements of $350,000 each, related to the acquisitions of Classic and EMA, are being amortized on a straight-line basis over their terms of three years and five years, respectively. At June 30, 1995, accumulated amortization related to the Classic covenant not to compete agreement was $311,111. There was no accumulated amortization related to the EMA covenant not to compete agreement at June 30, 1995. On an ongoing basis, management reviews the valuation and amortization of intangible assets. As part of this review, the Company considers both the current and future undiscounted cash flows generated by the related subsidiaries acquired to determine whether impairment has occurred.

                In 1996 the Company wrote-down all its goodwill and covenants related to the acquisition of Classic and EMA to zero and included the amount written down in SG&A expenses. Managements decision to write-down the goodwill and the covenants was based on undiscounted cash flow projections over the next 2 years which do not support the carrying amount of the goodwill and covenants. Consideration was also given to the Companys increasing operating losses of the past three years and the possibility of not renewing a licensing agreement with a licensor of a major eyeglass brand.

                The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 establishes guidance for when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangible assets, such as goodwill. The Statement is effective for fiscal years beginning after December 15, 1995. The Company does not expect the implementation of SFAS 121 to have a material effect on the Company's financial position or results of operations, in light of the previously discussed write-down of goodwill and covenants.

        (j)     REVENUE RECOGNITION

                Revenue is recognized when earned as goods are shipped to customers.

        (k)     ADVERTISING

                The costs of advertising, promotion and marketing programs are charged to operations in the year incurred.

        (l)     NET (LOSS) INCOME PER SHARE OF COMMON STOCK

                Net (loss) income per share of common stock is computed based upon the weighted average number of common shares outstanding during the year. Common stock issued and placed in escrow (the "Escrow Shares") as described in Note 11, are not treated as common stock equivalents for purposes of computing net (loss) income per share of common stock until the conditions for release are met. At June 30, 1996, 125,000 shares have been released from escrow, and are included in the calculation of the weighted average number of commons shares outstanding. Common stock equivalents are excluded from the net (loss) per share of common stock computation due to their anti-dilutive effect in fiscal 1996 and 1995.

        (m)     RECLASSIFICATIONS

                Certain 1995 balances have been reclassified to conform with the 1996 financial statement presentation.

        (n)     STOCK OPTIONS

                Options granted under the Company's Stock Option Plans are accounted for under APB 25, "Accounting for Stock Issued to Employees", and related interpretations. In November 1995, the Financial Accounting Standards Board issued Statement 123, Accounting for Stock-Based Compensation, which will require additional proforma disclosures for companies that will continue to account for employee stock options under the intrinsic value method specified in APB 25. The Company plans to continue to apply APB 25 and the only effect of adopting Statement 123 in 1997 will be the new disclosure requirements.

NOTE 3 - ACQUISITIONS

        On June 21, 1995, the Company acquired 100% of the capital stock of EMA. The purchase price consisted of the following:

                        Cash                                    $    400,000
                        Market value of common stock issued        1,600,000
                        Expenses incurred                             11,902
                                                                ------------
                        Total                                   $  2,011,902
                                                                ============

        The acquisition was accounted for using the purchase method. The cost of the acquisition has been allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed, at the date of acquisition as follows:

                   Current assets                            $   2,494,540
                   Other assets                                     83,993
                   Current liabilities                          (2,733,911)
                   Covenant not to compete agreement               350,000
                   Cost in excess of net assets acquired         1,817,280
                                                             -------------
                   Total                                     $   2,011,902
                                                             =============

        The covenant not to compete agreement is being amortized on a straight line basis over it's five year term. The cost in excess of net assets acquired is being amortized over twenty-five years on a straight line basis. In 1996 the goodwill and covenant not to compete were written-down to zero (see note 2(i).

        EMA's results of operations have been included in the Company's consolidated results of operations since the date of acquisition.

        The following summarized, unaudited pro forma results of operations for the fiscal year ended June 30, 1995, assuming the acquisition occurred as of the beginning of the period:

                                                                    1995
                                                                ------------
                Net Sales                                       $ 12,960,815
                Net (loss) income                               $ (1,338,430)
                Net (loss) income per share of common stock     $      (0.81)


NOTE 4 - PROPERTY AND EQUIPMENT

        Property and equipment consists of the following at June 30, 1996 and 1995:

                                                    1996            1995
                                                -----------     -----------
                Furniture and fixtures          $   409,404     $   245,785
                Machinery and equipment             382,589         339,591
                Leasehold improvements               27,845          22,244
                Automobiles                          63,306          80,936
                                                -----------     -----------
                                                    883,144         688,556
                Less:  Accumulated depreciation     642,841         359,854
                                                -----------     -----------
                Property and equipment, net     $   240,303     $   328,702
                                                ===========     ===========

        Included in machinery and equipment are various assets held under capital leases with a net book value at June 30, 1996 and 1995 of approximately $58,059 and $106,000, respectively. Assets under capital lease obligation are amortized using a straight line method over the estimated useful lives, or term of the lease, which ever is shorter.

NOTE 5 - INCOME TAXES


        As of June 30, 1996, the Company has net operating loss carryforwards for federal income tax purposes of approximately $3,012,698, which subject to limitations are available to offset taxable income and income taxes, if any, through the year 2011. The net change in the valuation allowance was $1,509,595 and $207,790 in the years ended June 30, 1996 and 1995, respectively. The net change during the year ended June 30, 1996 was due to the reversal of taxable temporary differences. The net increase in the valuation allowance is necessary because it is more likely than not that the related deferred tax assets will not be realized.

        Components of income tax (benefit) expense are as follows:

                                   1996                                            1995
                 -----------------------------------------       ------------------------------------------
                  CURRENT         DEFERRED         TOTAL           CURRENT       DEFERRED          TOTAL
                  -------         --------         -----           -------       --------          -----
Federal          $ (95,555)      $  42,459       $  53,096       $ (84,620)      $(65,381)       $ (150,001)
State                    -               -               -           7,277         (2,716)            4,561
                 ---------       ---------       ---------       ---------       --------        ----------
Total (benefit)  $ (95,555)      $  42,459       $  53,096       $ (77,343)      $(68,097)       $ (145,440)
   expense       ---------       ---------       ---------       ---------       --------        ----------

        The provision for Federal income taxes for the years ended June 30, 1996 and 1995 differs from that computed at the statutory federal corporate tax rate as follows:

                                                          1996                                  1995
                                            ------------------------------         ------------------------------
                                                AMOUNT             PERCENT            AMOUNT              PERCENT
                                            -------------          -------         -----------            -------
        Provision at statutory rate         $  (2,612,700)         (34.0)%         $  (301,946)           (34.3)%
          State income taxes,
          net of Federal benefit                        -              -                 7,277               .8
        Over accrual of prior year
          tax refund                                    -              -                50,519              5.7
        Expiration of replacement
          period for involuntary
          conversion of assets                          -              -                37,630              4.3
        Goodwill amortization                   1,308,076           17.0                28,480              3.3
        Inventories principally due
          to additional costs inventoried
          for tax purposes and reserve
          for slow moving inventories             583,896            7.6                     -                -
        Net operating loss                        623,755            8.1                     -                -
        Payroll accrual                            35,700             .5                     -                -
        Effect of graduated tax rates               5,645             .1                     -                -
        Other                                       2,532             .0                32,600              3.7
                                            -------------           ----           -----------            -----
                                            $     (53,096)          (0.7)%         $  (145.440)           (16.5)%
                                            =============           ====           ===========            =====


        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                      1996               1995
                                                                   ----------          ---------
             Deferred tax assets:
                Accounts receivable, principally due
                  to allowance for doubtful accounts
                   and sales returns                               $   65,141          $  73,850
                Inventories, principally due to additional
                  costs inventoried for tax purposes pursuant
                  to the Tax Reform Act of 1986 and reserve
                  for slow-moving inventories                         963,417            145,658

                Net operating loss carry forwards                   1,029,020            338,670
                Other                                                  58,908             45,278
                                                                   ----------          ---------
                Total gross deferred tax assets                     2,116,486            603,456
                  Less:  Valuation allowance                       (2,023,386)          (513,789)
                                                                   ----------          ---------
                Net deferred tax assets                                93,100             89,667

             Deferred tax liabilities:
                Property and equipment, principally due to
                  differences in depreciation and the deferral
                  of gain recognized from insurance proceeds
                  on damage to property and equipment              $  (93,100)         $ (47,209)
                                                                   ----------          ---------
                Total gross deferred tax liabilities                  (93,100)           (47,209)
                                                                   ----------          ---------
                Net deferred tax assets (liabilities)              $        -          $ (42,458)
                                                                   ==========          =========


NOTE 6 - LINES OF CREDIT AND NOTES PAYABLE

        On September 27, 1995, the Company renewed its credit facility for a period of one year. The line of credit allows the Company to borrow up to $3,500,000, and is collateralized by a pledge of all of the Company's assets. Borrowings under this agreement are limited to the sum of 75% of accounts receivable, and 50% of inventory on hand, not to exceed $2,000,000. Interest on the line of credit is 3/4% above the bank's prime lending rate, which was 8.25% at June 30, 1996. The undrawn balance of the credit facility at June 30, 1996 was $924,000.

        At June 30, 1995, the Company had a $150,000 line of credit collateralized by all of the assets of EMA. This line of credit was repaid in 1996.

        Notes payable as of June 30, 1996 and 1995 are comprised of the following:

                                                                            1996              1995
                                                                        -----------       ------------
                Note payable to bank bearing interest at 3%
                over the certificate of deposit rate, due on demand,
                collateralized by certificate of deposit of $65,000.    $    65,000       $     65,000

                Note payable to bank bearing interest at 8.5%,
                payable in monthly installments of $225
                including interest, maturing in July 1997.                    2,736              5,092

                Note payable to bank bearing interest at 11.1%,
                payable in monthly installments of $483
                including interest, maturing in August 1999.                 15,030             18,500

                Note payable due to vendor (related party),
                non interest bearing, payable monthly in equal
                installments of $39,804, maturing in February
                1998, net of unamortized discount of $145,060.              836,654          1,128,674
                                                                       ------------       ------------
                                                                            919,420          1,217,266
                Less:  Current portion                                     (474,741)          (463,250)
                                                                       ------------       ------------
                Long-term portion                                      $    444,679       $    754,016
                                                                       ============       ============

The aggregate maturities of notes payable at June 30, 1996 are summarized as follows:

                               1997                      474,741
                               1998                      444,679
                                                    ------------
                                                    $    919,420
                                                    ============

NOTE 7 - CAPITAL LEASE OBLIGATIONS

        The Company leases office equipment under various capital leases. The net present value of the minimum lease payments as of June 30, 1996 amounted to $29,507, and will be repaid by June 30, 1997.

NOTE 8 - CONCENTRATION OF CREDIT RISK

        Sales to one customer amounted to 13% and 11% of the Company's net sales for the years ended June 30, 1996 and 1995, respectively. Sales to another customer amounted to 15% and 13% for the years ended June 30, 1996 and 1995, respectively. No other customers accounted for more than 10% of total net sales for the fiscal years 1996 and 1995. The majority of the Company's sales are in the United States, although they have licensing rights to sell in Canada, Central and South America, and the Caribbean.

NOTE 9 - RELATED PARTY TRANSACTIONS

        During the years ended June 30, 1996 and 1995, the Company purchased approximately $3,318,000 or 35%, and $3,687,000 or 63%, respectively, of eyeglass frames from a party affiliated through the ownership of common stock. Due to related parties at June 30, 1996 and 1995 includes approximately $450,000 and $520,000, respectively, of amounts due to this affiliated party for these purchases.

        Due to related parties at June 30, 1995 includes $400,000 due to the selling principals of EMA in connection with the Company's acquisition of EMA. This balance was paid by the Company in July 1995.

        In 1996 the Company issued 246,154 shares of common stock to a vendor in settlement of $400,000 of accounts payable. No gain or loss was recognized on this transaction.

        At June 30, 1996 the client has accrued $130,000 for amounts due to the former Chief Executive Officer of the Company under a compensation settlement agreement.

NOTE 10 - PROFIT-SHARING PLAN

        The Company adopted a qualified profit-sharing plan effective July 1, 1989, covering all employees who have attained twenty-one years of age and have completed one year of employment. The plan permits the Company to contribute, at its election, up to 15% of the annual compensation of all participants. During the years ended June 30, 1996 and 1995, the Company elected not to contribute to the profit-sharing plan. Participant vesting in Company contributions is as follows:

                YEARS OF SERVICE                VESTED PERCENT
                ----------------                --------------
                       1                              0%
                       2                             20
                       3                             40
                       4                             60
                       5                             80
               6 and thereafter                     100

NOTE 11 - CAPITAL TRANSACTIONS

        On March 14, 1994 the Company completed a private placement consisting of Series A Cumulative Convertible 3% Preferred Stock (the "Preferred Stock") and units each consisting of $12,500 Principal Amount 8% Five Year Convertible Subordinated Debentures (the "Debentures"). As a result of the private placement, the Company raised, net of fees, $2,821,000. Each share of Preferred Stock is convertible into one share of the Company's common stock. The Debentures are convertible into the Company's common stock at $3.50 per share or 285.71 shares per $1,000 principal amount of the Debentures. In the event of any liquidation, the holders of shares of the preferred stock, are entitled to receive out of assets of the Company available for distribution to stockholders before any distribution of assets is made to holders of common stock, liquidating distribution in the amount of $2.50 per share plus accumulated and unpaid dividends.

        Effective as of June 21, 1995, the Company consummated the acquisition through its wholly-owned subsidiary, Ocean Private Label, Inc. ("Ocean Private Label"), of all of the issued and outstanding capital stock of European Manufacturers Agency, Inc. ("EMA"). In accordance with the terms of that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of June 21, 1995, by and among the Company, Ocean Private Label and the shareholders of EMA, the acquisition of the capital stock of EMA was structured as a tax free reorganization within the meaning of the Internal Revenue Code of 1986, as amended. Pursuant to said Agreement, EMA was merged into Ocean Private Label and Ocean acquired all of the issued and outstanding capital stock of EMA in exchange for an aggregate 533,333 shares of Common Stock of Ocean (the "Ocean Shares") and $400,000 in cash, representing a purchase price of approximately $2,000,000.

        With respect to the Ocean shares, 500,000 of said Ocean Shares were placed in escrow (the "Escrow Shares"). The Escrow Shares were issued in the name of the Selling Shareholders of EMA, who possess all voting, dividend and liquidation rights, preferences and privileges for all of the 500,000 shares at June 30, 1995. The Escrow Shares are to be released on each of the four subsequent anniversary dates of the closing in accordance with a specified formula, providing for a minimum of 250,000 shares and a maximum of 600,000 shares, depending on the average market price of the stock, as defined. Concurrent with the sale of EMA, the Selling Shareholders separately entered into employment agreements with EMA providing for a minimum four year term and bonuses based upon the operational results of EMA. With regard to the Escrow Shares, in the event that either Selling Shareholders employment is terminated by the Company with cause, or is terminated by said Selling Shareholder voluntarily, the Escrow Shares will be released in accordance with the anniversary dates and terms described above. In the event either Selling Shareholders employment is terminated by the Company without cause, any and all Escrow Shares maintained in escrow shall be released and delivered to said Selling Shareholder. On June 21, 1996, the first anniversary of the closing as stated above, 125,000 shares have been released from escrow. The Company has agreed to file a registration statement covering the Escrow Shares, and has agreed to repurchase certain Escrow Shares from the holders thereof at a price of $3.00 per share (the approximate market price per share of the Ocean Shares at the date of the EMA acquisition) in the event the registration statement is not declared effective by the Securities and Exchange Commission within one year after the closing of the acquisition. The registration of these shares became effective subsequent to the one year time frame, however, the holders have waived their right to have the Company repurchase the shares.

        D'Arrigo Moda Italia ("D'Arrigo"), a major supplier of EMA, agreed to exchange $1,150,000 of EMA's accounts payable balance for $1,150,000 in Series B Convertible 2% Preferred Stock. Each share of Preferred Stock is convertible into one share of the Companys common stock. In the event of any liquidation, the holders of shares of the Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders before any distribution of assets is made to holders of common stock, liquidating distribution in the amount of $5.00 per share. In addition, the remaining accounts payable balance at June 30, 1995 of $1,523,734 was converted into a non-interest bearing note payable due to D'Arrigo of $1,128,674, payable in 32 equal monthly payments, and $250,000 in cash. On July 2, 1996, DArrigo forgave the Company 6 monthly payments amounting to $239,729, resulting in a gain of approximately $100,000. In return, the Company gave DArrigo a 20% discount on the strike price of $3.00 on 70% of the Preferred Stock.

NOTE 12 - SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

        Selling, general and administrative expenses include approximately $804,000 and $719,000 of commissions expense, $1,677,000 and $1,282,000 of salaries expense, and $432,000 and $488,000 of advertising expense during the years ended June 30, 1996 and 1995, respectively.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

        The Company currently leases their main office and warehouse space, on a five year term, at a monthly rent of $7,570. In addition, the Company leases a small warehouse storage facility, at a monthly rent of $812. This six month lease is renewable, and expires in November 1996. EMA currently leases it's main offices and warehouse space under a renewable lease which expires in December 1996.

        The following is a schedule of future minimum lease payments as of June 30, 1996, for operating leases having initial noncancelable lease terms in excess of one year:

                        YEAR ENDING JUNE 30,
                        --------------------
                                1997                  101,178
                                1998                   52,990
                                                   ----------
                        Total minimum payments     $  154,168
                                                   ==========

        Rent expense charged to operations was approximately $123,000 and $101,000 for the years ended June 30, 1996 and 1995, respectively.

        The Company has acquired the exclusive rights to use certain trade names and trademarks, for use in the manufacture and sale of certain optical products. The agreements require the Company to maintain specified levels of product liability insurance, and to pay royalties of 3 to 7.5 percent on the sales of the specified license products with guaranteed minimum royalties aggregating as follows:

                        YEAR ENDING JUNE 30,
                        --------------------
                                1997                   $ 333,350
                                1998                      78,500
                                1999                      86,000
                                2000                      95,000

        On September 29, 1993, the Company and Revlon, Inc. amended the license agreement between the parties made as of July 6, 1992, to extend the territory of the Company's exclusive license to encompass the world.
        The Company intends to sublicense these rights in certain countries to distributors of eyeglass frames. In consideration for the expansion of the license, the Company agreed to pay Revlon a non-refundable fee of Five Hundred Thousand Dollars (U.S. $500,000), payable in full by the end of the 1995 calendar year as follows: $100,000 was paid during fiscal 1994, and the balance of Four Hundred Thousand Dollars ($400,000) to be paid in incremental amounts equal to the signing fees received by the Company from foreign sublicenses. The Company's extension of its license dated July 6, 1992 to extend the territory to encompass the world expired on December 31, 1995, with no renewal. In addition, there were no receipts, expenditures, or outstanding liabilities relating to the Revlon worldwide license during the fiscal year ended June 30, 1995 or June 30, 1996. The Company does however, maintain its exclusive right to sell Revlon eyeglass frames in the United States and Canada.

        During the quarter ended December 31, 1995, the Company's license agreement with Revlon for the United States and Canada, was renewed for a one-year term ending December 31, 1996. The license agreement may be renewed for an additional three-year term if certain criteria are met. No assurance can be given that such criteria will be met, and that therefore such renewals can be negotiated. However, management believes that there would be no material adverse effect on the Company's long-term future business should the contract be deemed not to have been renewed.

        In April 1994, the Company entered into three-year agreements with its executive officers at base annual salaries ranging from $46,000 each for its two Vice Presidents to $175,000 for its Chief Executive Officer. During fiscal year ended June 30, 1996 the employment term of the Companys Chief Executive Officer was terminated and a settlement of $130,000 was negotiated and fully accrued for at fiscal year June 30, 1996. The executive officers may participate in such profit-sharing, pension or other incentive compensation plans as may be provided by the Company to its executives.

        In June 1995, EMA entered into a four year employment agreement with its President, Robert D. Winn, and it's Vice President, Mary S. Winn. Pursuant to their employment agreements, the President and Vice President of EMA are to receive annual compensation of $104,000 each.
        In addition to the annual compensation set forth in the employment agreements, the President and Vice President shall be entitled to an annual bonus during the term of employment equal to 7.5% of the earnings before income tax in excess of $300,000 generated by EMA for each given fiscal year. If either the President or Vice President was employed by EMA for less than a full year, then the amount of any said bonus shall be prorated. In the event either the President or Vice President dies or is deemed permanently disabled during his/her term of employment with EMA, then the annual compensation of the surviving executive shall be increased to $150,000 per annum.

NOTE 14 - STOCK OPTION PLAN

        In July 1991, the board of directors and stockholders of the Company adopted a Stock Option Plan (the "1991 Plan"), pursuant to which 54,000 (adjusted for stock dividend) shares of common stock of the Company were reserved for issuance. In November 1992, the Board adopted a new plan (the "1992 Plan"; the 1991 Plan and the 1992 Plan are jointly known as the "Plan"), which was approved by the stockholders in February 1993, and which provided the issuance of 240,000 (adjusted for stock dividend) shares. The number of shares issuable under the 1992 Plan was increased to 750,000 at the Company's Annual Shareholders' Meeting held in December 1993, and to 1,000,000 shares at the annual meeting held November 30, 1994. Both Plans are intended to promote the growth and profitability of the Company, to provide employees of the Company who are largely responsible for the management, growth and protection of its business with an incentive to continue to make substantial contributions to the success of the Company, and to provide those key employees with an equity interest in the Company.

        The Plans are administered by a Stock Option Committee appointed by the Company's board of directors (the "Committee"). The Committee has the authority to designate the key employees eligible to participate in the Plan, to prescribe the terms of award, to interpret the Plan, and to make all other determinations for administering the Plans.

        The Plan provides for granting of stock options that may be either "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code"), or "Non-Statutory Stock Options", which do not satisfy the provisions of Section 422A of the Code. Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of common stock on the date of grant, except that the exercise price of options granted to any employee who owns (or under pertinent Code provisions, is deemed to own) more than 10% of the outstanding common stock must equal at least 110% of fair market value at the date of grant.

        Non-Statutory Stock Options may be issued at such option exercise price as the Committee determines. Exercise of a stock option will be subject to terms and conditions established by the Committee and set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of the Company's common stock or any other form of payment authorized by the Committee. The date of expiration of a stock option will be fixed by the Committee but may not be longer than ten years from the date of the Plan.

        In September and November of 1993, the Company issued 200,000 and 100,000 stock options, respectively. Due to the lower market price of the Company's stock, the Company canceled and repriced all of the outstanding stock options, and issued 414,000 options (an approximate 20% reduction in the number of shares originally issued) in May 1994, at the lower market price of $3.125 per share (which approximated the market value of the Company's stock at the grant date), as a further incentive for the key employees of the Company.

The following table is a summary of Stock Options:

                                                   NUMBER         EXERCISE PRICE
                                                 OF OPTIONS         PER OPTION
                                                 ----------      ---------------
        Outstanding at July 1, 1994                414,000       $3.1250

          Non-Statutory Stock Options
             Granted during fiscal year ended
               June 30, 1995                       330,000       $2.0000 - 3.6250
             Expired or canceled during
               fiscal year ended June 30, 1995      (2,361)      $3.1250 - 3.6250
                                                   -------
        Outstanding at June 30, 1995               741,639       $2.0000 - 3.6250
                                                   -------
          Non-Statutory Stock Options
             Expired or canceled during
               fiscal year ended June 30, 1995     (18,000)      $2.0000 - 3.6250
                                                   -------
        Outstanding at June 30, 1996               723,639       $2.0000 - 3.6250
                                                   =======
        Exercisable at June 30, 1996               723,639       $2.0000 - 3.6250
                                                   =======

NOTE 15 - FOURTH QUARTER ADJUSTMENTS

        The Company recorded fourth quarter adjustments in fiscal year 1995 of approximately $125,000 to increase the provision for slow-moving inventory, approximately $55,000 to increase the provision for doubtful accounts receivable, approximately $219,000 to expense certain prepaid assets, and an income tax benefit of approximately $145,000 to adjust income tax accounts based upon the Companys results of operations.

        During the fourth quarter ended June 30, 1996, the Company recorded additional reserves for the following: slow-moving inventory of $400,000, allowance for doubtful accounts of $20,000, and defective inventory of $400,000. In addition, the Company wroteoff $3,805,782 in goodwill and covenant not to compete (see Note 2(i)), and accrued an additional $80,000 for the settlement made with the terminated Chief Executive Officer of the Company.



                OCEAN OPTIQUE DISTRIBUTORS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        March 31, 1997 and June 30, 1996

                                     ASSETS


                                                              MARCH 31,             JUNE 30,
                                                                 1997                 1996
                                                           --------------           ---------
                                                             (Unaudited)
Current assets
    Cash & cash equivalents                                $      176,866             360,627
    Certificate of deposit - restricted                            65,000              65,000
    Accounts receivable (net of allowance for doubtful
         accounts of $183,216 and $173,109 respectively)        2,403,327           2,317,691
    Inventory                                                   4,235,713           5,848,481
    Prepaid expenses & other current assets                     1,279,248             135,732
    Deferred income taxes                                          93,100              93,100
    Income tax receivable                                               -             194,888
                                                           --------------           ---------
          Total current assets                                  8,253,254           9,015,519

Property and equipment, net                                       185,282             240,303
Security deposits                                                  14,853              14,728
Debt issue cost, net                                              122,282             145,310
                                                           --------------           ---------
          Total assets                                     $    8,575,671           9,415,860
                                                           ==============           =========

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Bank line of credit                                         2,766,500           2,682,500
    Accounts payable                                            1,843,599           2,007,699
    Due to related parties                                        712,522           1,153,512
    Accrued expenses                                              450,371             502,443
    Notes payable to related party, current portion               391,975             391,975
    Notes payable, current portion                                 77,136              82,766
    Capital lease obligations, current portion                        449              29,507
                                                           --------------           ---------
          Total current liabilities                             6,242,552           6,850,402

8% Convertible subordinated debentures                            743,752             843,750
Notes payable to related party, long-term portion                 146,031             444,679
Deferred income taxes                                              93,100              93,100
                                                           --------------           ---------
          Total liabilities                                     7,225,435           8,231,931

Commitments and contingencies                                           -                   -

Stockholders' equity:
     Series A cumulative convertible 3% preferred stock
         (liquidation value - $1,575,000)                       1,409,398           1,474,398
     Series B 2% convertible preferred stock
         (liquidation value - $1,150,000)                       1,150,000           1,150,000
     Common stock, no par value; 10,000,000 shares
         authorized, 3,372,785 and 2,808,761 shares issued
         and outstanding at March 31, 1997 and June 30,
         1996, respectively                                     7,920,476           7,230,478
     Retained earnings (accumulated deficit)                   (9,129,638)         (8,670,947)
                                                           --------------           ---------
          Total stockholders' equity                            1,350,236           1,183,929

          Total liabilities and stockholders' equity       $    8,575,671           9,415,860
                                                           ==============           =========

The accompanying notes are an integral part of these statements.


                OCEAN OPTIQUE DISTRIBUTORS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                For the nine months ended March 31, 1997 and 1996



                                                          1997           1996
                                                    -------------     ----------

Net sales                                           $   9,473,152     10,644,836
                                                    -------------     ----------

Cost of goods sold                                      6,436,893      7,989,156
                                                    -------------     ----------

       Gross profit                                     3,036,259      2,655,680

Selling, general and administrative expenses            3,190,283      4,282,532
                                                    -------------     ----------
                                                         (154,024)    (1,626,852)

Interest expense, net                                    (285,167)      (404,895)
                                                    -------------     ----------

       Income (loss) before income taxes                 (439,191)    (2,031,747)

Income tax benefit (expense)                               -               -
                                                    -------------     ----------

       Net income (loss)                            $    (439,191)    (2,031,747)

Dividends paid on convertible preferred stock              19,500         35,632
                                                    -------------     ----------

       Net income (loss) applicable to
         common stockholders                        $    (458,691)    (2,067,379)
                                                    =============     ==========

Net income (loss) per share of common stock         $       (0.17)         (0.95)
                                                    =============     ==========

Weighted average number of common shares
   outstanding                                          2,778,500      2,126,818
                                                    =============     ==========

The accompanying notes are an integral part of these statements.


                OCEAN OPTIQUE DISTRIBUTORS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                For the nine months ended March 31, 1997 and 1996


                                                                  1997            1996
                                                               ----------         -------
Cash flows from operating activities:
  Net loss                                                  $    (458,691)     (2,067,379)
  Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
    Depreciation and amortization                                  81,920         324,674
    Changes in assets and liabilities, net of
      effects from acquisition of business:
      Decrease in short-term investments                                -         869,839
      Increase in accounts receivable, net                        (85,636)       (391,194)
      Decrease (increase) in inventory                          1,612,768         (79,567)
      Decrease (increase) in prepaid expenses,
          security deposits and intangible assets              (1,143,641)        124,272
      Increase (decrease) in accounts payable
          and accrued expenses                                   (216,172)        352,178
      Increase (decrease) in due to related parties              (140,990)        911,420
      Increase in income taxes                                    194,888         102,220
                                                               ----------         -------

                Net cash provided by (used in)
                    operating activities                         (155,554)        146,463
                                                               ----------         -------

Cash flows from investing activities:
  Goodwill adjustments                                                  -        (321,636)
  Capital expenditures                                             (3,871)        (25,707)
                                                               ----------         -------

                Net cash provided by (used in)
                     investing activities                          (3,871)       (347,343)
                                                               ----------         -------

Cash flows from financing activities:
  Payments on bank line of credit and notes payable              (220,278)        (68,064)
  Payments under capital lease obligation                         (29,058)        (35,657)
  Issuance of common stock                                        225,000               -
  Proceeds from borrowings from foreign currency dealer                 -           4,575
                                                               ----------         -------

                Net cash provided by (used in)
                     financing activities                         (24,336)        (99,146)
                                                               ----------         -------

                Net decrease in cash and cash equivalents        (183,761)       (300,026)

Cash and cash equivalents, beginning of period                    360,627       1,748,781
                                                               ----------         -------

Cash and cash equivalents, end of period                    $     176,866       1,448,755
                                                               ==========         =======

Supplemental disclosure of cash flow information:
     Cash refund received during the period
        for income taxes, net                               $    (194,888)        (98,000)
                                                               ==========         =======

     Issuance of common stock in settlement
         of due to related parties                          $     300,000         400,000
                                                               ==========         =======

     Cash paid during the period for interest               $     314,180         441,781
                                                               ==========         =======

The accompanying notes are an integral part of these statements.

                        OCEAN OPTIQUE DISTRIBUTORS, INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)      BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of Management, necessary for a fair statement of results for the interim periods.

         The results of operations for the nine months ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

         These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB, as amended, for the fiscal year ended June 30, 1996.

(2)      ORGANIZATION

         Ocean Optique Distributors, Inc. (the "Company") was incorporated under the laws of the State of Florida on May 31, 1988. The Company is an importer and distributor of eyeglass frames.

         On June 21, 1995, the Company acquired 100% of the capital stock of European Manufacturers Agency, Inc. ("EMA"), a Florida corporation. EMA is engaged in the business of distributing and marketing private label ophthalmic frames and related items and continues to conduct such business as a wholly-owned subsidiary of the Company.

(3)      BANK LINE OF CREDIT

         On June 29, 1994, and as subsequently amended in September 1995 and September 1996, the Company refinanced its credit facility. This line of credit, which has been extended to May 31, 1997, allows the Company to borrow up to $2,750,000, is secured by a pledge of all the Company's assets. Borrowings under this agreement are limited to the sum of 75% of accounts receivable, and 50% of inventory on hand, not to exceed $2,000,000. Interest on the line of credit is 2% above the bank's prime lending rate. The Company has been advised by its lender that it does not currently intend to renew the line of credit, and the Company is presently finalizing the terms of a new line of credit with another lender. The Company anticipates that this line of credit will have a term of three years, at an interest rate of 2% above the bank's prime lending rate.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Solovision Optical, Inc.
Miami, Florida

We have audited the accompanying balance sheet of Solovision Optical, Inc. as of December 31, 1996, and the related statements of operations and retained earnings (deficit) and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Solovision Optical, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

RACHLIN COHEN & HOLTZ

Miami, Florida
June 10, 1997



                    SOLOVISION OPTICAL, INC.

                         BALANCE SHEETS

              MARCH 31, 1997 AND DECEMBER 31, 1996

                                                               MARCH 31,     DECEMBER 31,
                                                                 1997           1996
                                                                 ----           ----
                                                             (UNAUDITED)
                             ASSETS

Current Assets:
   Cash                                                      $      55,232   $    6,295
   Accounts receivable                                             123,643      139,126
   Due from affiliates                                              35,254       39,352
   Inventory                                                       420,271      497,244
   Deferred income taxes                                             6,000            -
   Prepaid expenses and other current assets                         3,811        3,811
                                                             -------------   ----------
         Total current assets                                      644,211      685,828

Property and Equipment                                             110,235      115,559
Other Assets                                                        10,655       10,830
                                                             -------------   ----------

                                                             $     765,101   $  812,217
                                                             =============   ==========


              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                          $      52,922   $  163,467
   Income taxes payable                                              5,500       13,500
   Accrued liabilities                                             106,010      111,261
   Notes payable to affiliates                                     285,409      176,654
   Current maturities of long-term debt                             13,105       19,851
                                                             -------------   ----------
         Total current liabilities                                 462,946      484,733
                                                             -------------   ----------
Long-Term Debt                                                       7,238        8,313
                                                             -------------   ----------

Commitments and Subsequent Events

Stockholders' Equity:
   Common stock, $1.00 par value, 1,000 shares
      authorized, 100 shares issued and outstanding                    100          100
   Additional paid-in capital                                      299,900      299,900
   Retained earnings (deficit)                                      (5,083)      19,171
                                                             -------------   ----------
         Total stockholders' equity                                294,917      319,171
                                                             -------------   ----------
                                                             $     765,101   $  812,217
                                                             =============   ==========

                       See notes to financial statements.


                            SOLOVISION OPTICAL, INC.

            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                 THREE MONTHS ENDED MARCH 31, 1997 AND 1996 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                THREE MONTHS ENDED                    YEAR ENDED
                                                                   MARCH 31,                         DECEMBER 31,
                                                                ------------------                 -------------------
                                                                     1997           1996           1996           1995
                                                                     ----           ----           ----           ----
                                                                         (Unaudited)
Net Sales                                                        $   499,135    $   667,855    $ 2,593,962    $ 1,274,641

Cost of Goods Sold                                                   342,947        427,687      1,741,571        808,676
                                                                 -----------    -----------    -----------    -----------

Gross Profit                                                         156,188        240,168        852,391        465,965
                                                                 -----------    -----------    -----------    -----------

Selling, General and Administrative Expenses                         171,277        155,992        706,243        480,198
Depreciation and Amortization                                          5,499          4,319         17,562          3,686
                                                                 -----------    -----------    -----------    -----------
                                                                     176,776        160,311        723,805        483,884
                                                                 -----------    -----------    -----------    -----------

Income (Loss) from Operations                                        (20,588)        79,857        128,586        (17,919)

Interest Expense                                                       9,666          1,034         10,692              -
                                                                 -----------    -----------    -----------    -----------

Income (Loss) Before Income Taxes                                    (30,254)        78,823        117,894        (17,919)

Provision (Credit) for Income Taxes                                   (6,000)        24,500         33,000         (3,000)
                                                                 -----------    -----------    -----------    -----------

Net Income (Loss)                                                    (24,254)        54,323         84,894        (14,919)

Retained Earnings (Deficit), Beginning                                19,171        (65,723)       (65,723)       (50,804)
                                                                 -----------    -----------    -----------    -----------

Retained Earnings (Deficit), Ending                              $    (5,083)   $   (11,400)   $    19,171    $   (65,723)
                                                                 ===========    ===========    ===========    ===========

Earnings (Loss) Per Share                                        $   (242.54)   $    543.23    $    848.94    $   (149.19)
                                                                 ===========    ===========    ===========    ===========


                       See notes to financial statements.


                              SOLOVISION OPTICAL, INC.

                              STATEMENTS OF CASH FLOWS

                 THREE MONTHS ENDED MARCH 31, 1997 AND 1996 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                    THREE MONTHS ENDED          YEAR ENDED
                                                                                        MARCH 31,              DECEMBER 31,
                                                                                        ---------              ------------
                                                                                     1997         1996       1996         1995
                                                                                     ----         ----       ----         ----
                                                                                         (UNAUDITED)
Cash Flows From Operating Activities:
   Net income (loss)                                                                 $ (24,254)  $ 54,323   $   84,894   $ (14,919)
   Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
         Provision for inventory obsolescence                                                -     22,219       88,875           -
         Depreciation and amortization                                                   5,499      4,319       17,562       3,686
         Deferred income taxes                                                          (6,000)    19,500       19,500      (3,000)
         Changes in operating assets and liabilities:
            Decrease (increase) in:
               Accounts receivable                                                      15,483    (26,837)      10,777    (136,562)
               Inventory                                                                76,973    118,669      131,726    (320,406)
               Prepaid expenses and other current assets                                     -    (17,320)      (3,811)      9,594
               Other assets                                                                  -          -       (1,230)      3,693
            Increase (decrease) in:
               Accounts payable                                                       (110,545)  (148,614)    (191,824)    349,508
               Accrued liabilities                                                      (5,251)    (9,354)       7,486      79,621
               Income taxes payable                                                     (8,000)     5,000       13,500           -
                                                                                     ---------   --------    ---------   ---------
                  Net cash provided by (used in) operating activities                  (56,095)    21,905      177,455     (28,785)
                                                                                     ---------   --------    ---------   ---------

Cash Flows From Investing Activities:
   Expenditures for property and equipment                                                   -          -      (10,825)     (7,245)
   Advances to affiliates                                                                    -     (5,062)    (140,352)    (13,104)
   Repayment of advances to affiliates                                                   4,098          -       13,104           -
                                                                                     ---------   --------    ---------   ---------
                  Net cash provided by (used in) investing activities                    4,098     (5,062)    (138,073)    (20,349)
                                                                                     ---------   --------    ---------   ---------

Cash Flows From Financing Activities:
   Increase (decrease) in bank overdraft                                                     -     (9,771)     (24,473)     24,473
   Proceeds from notes payable                                                               -          -       13,198           -
   Repayment of notes payable                                                           (7,821)    (6,420)     (28,034)          -
   Borrowing from affiliates                                                           108,755          -        5,722      17,496
                                                                                     ---------   --------    ---------   ---------
                  Net cash provided by (used in) financing activities                  100,934    (16,191)     (33,587)     41,969
                                                                                     ---------   --------    ---------   ---------

Increase (Decrease) in Cash                                                             48,937        652        5,795      (7,165)

Cash, Beginning                                                                          6,295        500          500       7,665
                                                                                     ---------   --------    ---------   ---------

Cash, Ending                                                                         $  55,232   $  1,152    $   6,295   $     500
                                                                                     =========   ========    =========   =========

Supplemental Disclosure of Cash Flows Information:
   Cash paid during the period for interest:
      Interest                                                                       $   7,542   $  1,000    $   4,316   $       -
                                                                                     =========   ========    =========   =========

      Income Taxes                                                                   $   8,000   $      -    $       -   $       -
                                                                                     =========   ========    =========   =========


                       See notes to financial statements.

                            SOLOVISION OPTICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

             Solovision Optical, Inc., (the "Company") was incorporated under the laws of the State of Florida on October 10, 1994. The Company's articles of incorporation provide for the issuance of 1,000 authorized shares of common stock, with a par value of $1.00 per share.

         BUSINESS

             The Company is engaged in importing, exporting, marketing and distributing eyeglass frames and, to a lesser degree, optical equipment.

         INVENTORY

             Inventory, which consists of eyeglass frames and optical equipment, is stated at the lower of cost or market.

             Cost is determined by the first-in, first-out method, and market by estimated net realizable value. Cost of goods sold during 1996 includes a provision for inventory obsolescence of approximately $89,000.

         PROPERTY AND EQUIPMENT

             Property and equipment are recorded at cost and depreciated on the straight line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         INCOME TAXES

             Deferred income taxes result primarily from timing differences in the recognition of expenses for tax and financial reporting purposes and from operating losses that are available to offset future taxable income. These timing differences and operating losses are accounted for in accordance with Financial Accounting Standards Board Statement No. 109, "ACCOUNTING FOR INCOME TAXES", which requires the liability method of computing deferred income taxes. Under the liability method, deferred taxes are adjusted for tax rate changes as they occur.

                            SOLOVISION OPTICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CONCENTRATION OF CREDIT RISK

             Approximately eighty percent of the Company's customers are required to pay for goods on delivery. The Company extends credit to the remaining twenty percent of its customers based on an evaluation of the customer's financial condition. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. As of December 31, 1996 and March 31, 1997 (unaudited), no allowance for losses was considered necessary.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to the financial statements. Actual results may differ from those estimates.

         UNAUDITED INFORMATION

             The accompanying financial statements as of and for the three months ended March 31, 1997 and 1996 are unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring accruals and adjustments) necessary for a fair presentation of financial position, results of operations and cash flows have been made.

             The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

         EARNINGS (LOSS) PER SHARE

             Earnings (loss) per share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. The number of shares used in the computation was 100 shares for all periods.

NOTE 2.  PROPERTY AND EQUIPMENT

                                                 ESTIMATED
                                                USEFUL LIFE         MARCH 31,    DECEMBER 31,
                                                  (YEARS)             1997           1996
                                                  -------             ----            ----
                                                                   (UNAUDITED)

            Furniture and fixtures                  10              $  10,378     $  10,378
            Equipment                                5                 70,734        70,734
            Auto and trucks                          5                 17,210        17,210
            Leasehold improvements                  10                 38,157        38,157
                                                                     --------      --------
                                                                      136,479       136,479

            Less accumulated depreciation                              26,244        20,920
                                                                     --------      --------
                                                                     $110,235      $115,559
                                                                      =======       =======

NOTE 3.  NOTES PAYABLE TO AFFILIATES

                                            MARCH 31,       DECEMBER 31,
                                               1997             1996
                                               ----             ----
                                           (UNAUDITED)


           Due to stockholder                $168,962        $  71,000
           Due to related entity              100,000          100,000
           Other                               16,447            5,654
                                             --------        ---------
                                             $285,409         $176,654
                                             ========        =========

NOTE 4.  LONG-TERM DEBT

                                                                                        MARCH 31,     DECEMBER 31,
                                                                                          1997            1996
                                                                                          ----            ----
                                                                                       (UNAUDITED)
          Note payable to finance company; interest at 9.75%; monthly payments
          of $333; final maturity in April 2000; secured by an automobile.               $10,609        $11,338

          Note payable to an individual, assumed from a related entity (see note 7); interest at 10%; monthly payments of $2,484; final maturity
          in July 1997; unsecured                                                          9,734         16,826
                                                                                         -------         ------
                                                                                          20,343         28,164
          Less current portion                                                            13,105         19,851
                                                                                          ------         ------
          Long-term debt                                                                $  7,238       $  8,313
                                                                                         =======        =======

          Maturities of notes payable for the respective twelve month periods are as follows:

          1997                                                                           $     -       $ 19,851
          1998                                                                            13,105          3,334
          1999                                                                             3,417          3,674
          2000                                                                             3,491          1,305
          2001                                                                               330              -
                                                                                         -------        -------
                                                                                         $20,343        $28,164
                                                                                         =======        =======

NOTE 5.  INCOME TAXES

         The provision (credit) for income taxes is comprised of the following:

                              THREE MONTHS ENDED             YEAR ENDED
                                  MARCH 31,                 DECEMBER 31,
                                  ---------                 ------------
                              1997          1996         1996         1995
                              ----          ----         ----         ----
                                 (UNAUDITED)

            Current      $         -     $  8,500      $17,000   $        -
            Deferred         (6,000)       16,000       16,000      (3,000)
                             -------       ------       ------      ------
                            $(6,000)      $24,500      $33,000     $(3,000)
                             ======        ======       ======      ======

NOTE 5.  INCOME TAXES

         In 1995 and 1994, the Company incurred net losses and accordingly recorded a deferred tax asset because the realization of such loss carryforward was considered to be more likely than not. The provision (credit) for deferred income taxes in 1995 resulted from the change in the deferred tax asset arising from the increase in the loss carryforward and in 1996 from subsequent utilization of the loss carryforward.

NOTE 6.  STATEMENTS OF CASH FLOW

         Non-cash financing and investing activities are as follows:

            Year Ended December 31, 1996
               Acquisition of inventory:
               Forgiveness of notes receivable from related entities                                      $101,000
               Issuance of a note payable to a related entity                                              100,000
                                                                                                          --------
                                                                                                          $201,000
                                                                                                          ========

               Acquisition of property:
                  Write off of a due to a related party                                                  $ (24,000)
                  Assumption of a note payable of a related entity                                          43,000
                  Issuance of a note to a related party                                                     71,000
                                                                                                          --------
                                                                                                         $  90,000
                                                                                                          ========

            Year Ended December 31, 1995
               Settlement of stock subscription receivable by receipt of inventory                       $  50,000
                                                                                                          ========

            Three Months Ended March 31, 1996 (unaudited)
               Acquisition of property:
                  Write off of a due to a related party                                                  $ (24,000)
                  Assumption of a note payable of a related entity                                          43,000
                  Issuance of a note to a related party                                                     71,000
                                                                                                          --------
                                                                                                         $  90,000
                                                                                                          ========

NOTE 7.  RELATED PARTY TRANSACTIONS

         ACQUISITION OF PROPERTY AND EQUIPMENT

             During 1996, the Company acquired approximately $90,000 of property and equipment from an entity affiliated through common ownership. In connection with this acquisition, the Company satisfied a $24,000 due to this related entity. In addition, the Company incurred a liability of approximately $71,000 to this related entity's sole stockholder (included in notes payable to affiliates at December 31, 1996), and assumed a note payable to a third party of approximately $43,000. At December 31, 1996, the balance on the note was $16,826 (see Note 5).

NOTE 7.  RELATED PARTY TRANSACTIONS

         SALES TO AFFILIATES

             During the year ended December 31, 1996, the Company sold approximately $25,000 of eyeglass frames to an entity affiliated through common ownership.

         ACQUISITION OF INVENTORY

             During 1996, the Company acquired approximately $201,000 of inventory from an entity affiliated through common ownership. The Company recorded this transaction by writing off approximately $101,000 of receivables from two related entities and recording a note payable of $100,000 to another related entity. This note is due on demand, bears interest at the rate of 8.5% and is included in notes payable to affiliates at December 31, 1996. Interest expense for the year ended December 31, 1996 amounted to $6,375.

         STOCK SUBSCRIPTION RECEIVABLE

             During 1995, $50,000 of inventory was received in payment for a stock subscription receivable which was outstanding at December 31, 1994.

         DUE TO AFFILIATES

             During 1995, the Company borrowed money from an entity affiliated through common ownership for working capital purposes. At December 31, 1995, approximately $24,000 was due to this related entity.

         EXPENSE ALLOCATION

             The Company is covered under an umbrella policy which also covers other entities affiliated to the Company through common ownership. Insurance costs are allocated to each entity based on square footage. Insurance expense for 1996 and 1995 was $12,595 and $14,276, respectively.

             In addition, certain other expenses such as legal, accounting and salaries are allocated between the Company and other affiliated entities. These expenses are allocated based upon management's estimate of the actual costs incurred and time devoted by individual employees to the respective activities of the companies.

          LEASE

             The Company rents office, warehouse and showroom space from an entity affiliated to the Company through common ownership. Rent expense for the years ended December 31, 1996 and 1995 was $93,325 and $56,435, respectively, and for the three months ended March 31, 1997 and 1996 was $24,000 and $21,325 (unaudited), respectively. At December 31, 1996, approximately $24,000 of accrued rent was due to this related entity and is included in accrued liabilities.

NOTE 7.  RELATED PARTY TRANSACTIONS

             The lease expires on October 1, 1999 and is renewable for an additional sixty months. Minimum rental commitments for the remaining three year term of the lease are as follows:

                1997                                        $ 96,000
                1998                                          96,000
                1999                                          72,000
                                                            --------
                                                            $264,000
                                                            ========

NOTE 8.  PENSION AND PROFIT SHARING PLANS

         Effective January 1, 1996, the Company adopted a defined contribution profit sharing plan and a defined contribution pension plan. Both plans cover all employees who have attained the age of twenty-one and have completed one year of employment. Employer contribution under the profit sharing plan is determined each plan year by the Company. Employer contributions under the pension plan is 10% of the annual compensation of all participants. Participant vesting in Company contributions under both plans are as follows:

                                                       VESTED PERCENT
                                                       --------------
            Years of Service:

               1                                             0%
               2                                            20
               3                                            40
               4                                            60
               5                                            80
               6 and thereafter                            100

         For the year ended December 31, 1996, the Company accrued contributions to the profit sharing plan and the pension plan of $32,093 and $21,227, respectively.

NOTE 9.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996 and March 31, 1997 (unaudited). Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 1996 and March 31, 1997 (unaudited) or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and debt maturing within one year. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         The fair value of non-current debt instruments have been estimated using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments or quoted market prices, when applicable. At December 31, 1996 and March 31, 1997 (unaudited), the differences between the estimated fair value and the carrying value of non-current debt instruments were considered immaterial in relation to the Company's financial position.

NOTE 10. SUBSEQUENT EVENTS

         RELATED PARTY TRANSACTIONS

             Subsequent to December 31, 1996, the Company borrowed $100,000 from a major stockholder for working capital purposes. The note is due on demand and is non-interest bearing.

             Subsequent to December 31, 1996, the Company advanced $20,000 to an entity affiliated to the Company through common ownership.

         PENDING MERGER

             On April 16, 1997, the Company and an affiliated company entered into a non-binding letter of intent to merge with Ocean Optique Distributors, Inc. (Ocean). Ocean is a publicly-held company that is engaged in importing, marketing and distributing high quality ophthalmic frames and sunglasses in the mid- and premium-priced categories. Following the consummation of the merger, the Company and the affiliate will become wholly-owned subsidiaries of Ocean, and the present stockholders of the Company and the affiliated company will own shares that shall in no event equal less than 60% of the total voting power of Ocean's then outstanding capital stock.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Sorrento Eyewear, Inc.
Miami, Florida


We have audited the accompanying balance sheet of Sorrento Eyewear, Inc. as of December 31, 1996, and the related statements of operations and retained earnings and cash flows from inception (October 25, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Sorrento Eyewear, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.


RACHLIN COHEN & HOLTZ

Miami, Florida
June 10, 1997

                             SORRENTO EYEWEAR, INC.

                                 BALANCE SHEETS

                      MARCH 31, 1996 AND DECEMBER 31, 1996

                                                               MARCH 31,        DECEMBER 31,
                                                                  1997              1996
                                                                  ----              ----
                                                              (UNAUDITED)
                      ASSETS
Current Assets:
   Cash                                                        $        -       $     1,108
   Accounts receivable                                            116,173            28,247
   Due from affiliates                                             14,800             6,387
   Stock subscription receivable (subsequently received)                -             1,000
   Inventory                                                      187,978            61,969
   Prepaid expenses and other current assets                       10,000            20,000
                                                               ----------       -----------
         Total current assets                                     328,951           118,711
                                                               ==========       ===========

Property and Equipment                                              9,494             9,650

Other Assets                                                        1,310             1,383
                                                               ----------       -----------
                                                               $  339,755       $   129,744

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                            $   18,411       $    25,733
   Bank overdraft                                                  15,862                 -
   Income taxes payable                                             7,500             2,600
   Accrued liabilities                                              4,818             2,311
   Notes payable to affiliates                                    148,294            85,000
                                                               ----------       -----------
         Total current liabilities                                194,885           115,644
                                                               ----------       -----------
Long-Term Debt                                                    100,000                 -
                                                               ----------       -----------
Commitments and Subsequent Events

Stockholders' Equity:
   Common stock, $1 par value, 1,000 shares
      authorized, issued and outstanding                            1,000             1,000
   Retained earnings                                               43,870            13,100
                                                               ----------       -----------
         Total stockholders' equity                                44,870            14,100
                                                               ----------       -----------
                                                               $  339,755       $   129,744
                                                               ==========       ===========

                       See notes to financial statements.

                             SORRENTO EYEWEAR, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                     THREE MONTHS ENDED MARCH 31, 1997 AND
             FROM INCEPTION (OCTOBER 25, 1996) TO DECEMBER 31, 1996

                                                 1997                 1996
                                                 ----                 ----
                                              (UNAUDITED)

Net Sales                                      $  313,801        $   67,756

Cost of Goods Sold                                236,857            46,182
                                               ----------        ----------
Gross Profit                                       76,944            21,574
                                               ----------        ----------
Operating Expenses:
   Selling, general and administrative             38,318             5,524
   Depreciation                                       356               350
                                               ----------        ----------
                                                   38,674             5,874
                                               ----------        ----------
Income before Income Taxes                         38,270            15,700

Provision for Income Taxes                          7,500             2,600
                                               ----------        ----------
Net Income                                         30,770            13,100

Retained Earnings, Beginning                       13,100                 -
                                               ----------        ----------
Retained Earnings, Ending                      $   43,870        $   13,100
                                               ==========        ==========
Earnings Per Share                             $    30.77        $    13.10
                                               ==========        ==========

                       See notes to financial statements.

                             SORRENTO EYEWEAR, INC.

                            STATEMENTS OF CASH FLOWS

                     THREE MONTHS ENDED MARCH 31, 1997 AND
             FROM INCEPTION (OCTOBER 25, 1996) TO DECEMBER 31, 1996

                                                              1997             1996
                                                              ----             ----
                                                           (UNAUDITED)

Cash Flows From Operating Activities:
   Net income                                               $   30,770      $   13,100
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Depreciation                                              350             350
         Changes in operating assets and liabilities:
         Decrease (increase) in:
            Accounts receivable                                (87,926)        (28,247)
            Inventory                                         (126,009)        (61,969)
            Other current assets                                10,000         (20,000)
            Other                                                   73          (1,383)
         Increase (decrease) in:
            Accounts payable                                    (7,322)         25,733
            Income taxes payable                                 4,900           2,600
            Accrued liabilities                                  2,507           2,311
                                                            ----------      ----------
               Net cash used in operating activities          (172,657)        (67,505)
                                                            ----------      ----------
Cash Flows From Investing Activities:
   Expenditures for property and equipment                        (194)              -
   Advances to affiliates                                       (7,413)         (6,387)
                                                            ----------      ----------
               Net cash used in investing activities            (7,607)         (6,387)
                                                            ----------      ----------
Cash Flows From Financing  Activities:
   Borrowing from affiliates                                    63,294          75,000
   Increase in bank overdraft                                   15,862               -
   Proceeds from note payable                                  100,000               -
                                                            ----------      ----------
               Net cash provided by financing activities       179,156          75,000
                                                            ----------      ----------
Increase (Decrease) in Cash                                     (1,108)          1,108

Cash, Beginning                                                  1,108               -
                                                            ----------      ----------
Cash, Ending                                                $        -      $    1,108
                                                            ==========      ==========
Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for Income Taxes             $    2,600      $        -
                                                            ==========      ==========
   Issuance of note payable to stockholder in
      exchange for property and equipment                   $        -      $   10,000
                                                            ==========      ==========

                       See notes to financial statements.

                             SORRENTO EYEWEAR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

             Sorrento Eyewear Inc., (the "Company") was incorporated under the laws of the State of Florida on October 25, 1996. The Company's articles of incorporation provide for the issuance of 1,000 authorized shares of common stock, with a par value of $1.00 per share.

         BUSINESS

             The Company is engaged in importing, exporting, marketing and distributing eyeglass frames.

         INVENTORY

             Inventory, which consists of eyeglass frames, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market by estimated net realizable value.

         PROPERTY AND EQUIPMENT

             Property and equipment are recorded at cost and depreciated on the straight line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         INCOME TAXES

             Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. There were no temporary differences as of December 31, 1996 and March 31, 1997 (unaudited).

         CONCENTRATION OF CREDIT RISK

             Approximately eighty percent of the Company's customers are required to pay for goods on delivery. The Company extends credit to the remaining twenty percent of its customers based on an evaluation of the customer's financial condition. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. As of December 31, 1996 and March 31, 1997 (unaudited), no allowance for losses was considered necessary.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to the financial statements. Actual results may differ from those estimates.

                             SORRENTO EYEWEAR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         UNAUDITED INFORMATION

             The accompanying financial statements as of and for the three months ended March 31, 1997 are unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring accruals and adjustments) necessary for a fair presentation of financial position, results of operations and cash flows have been made.

             The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

             Comparative financial statements for the interim period for 1996 are not presented inasmuch as the Company was not in existence during such period.

         EARNINGS PER SHARE

             Earnings per share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. The number of shares used in the computation was 1,000 shares for all periods.

NOTE 2.  PROPERTY AND EQUIPMENT

                                               ESTIMATED
                                              USEFUL LIFE      MARCH 31,     DECEMBER 31,
                                                (YEARS)           1997           1996
                                                -------           ----           ----
                                                              (UNAUDITED)
            Furniture and fixtures                 7           $  7,434       $  7,240
            Equipment                              5              2,760          2,760
                                                               --------       --------
                                                                 10,194         10,000
            Less accumulated depreciation                           700            350
                                                               --------       --------
            Property and equipment, net                        $  9,494       $  9,650
                                                               ========       ========

NOTE 3.  NOTES PAYABLE TO AFFILIATES

                                                               MARCH 31,     DECEMBER 31,
                                                                  1997           1996
                                                                  ----           ----
                                                              (UNAUDITED)
            Note payable to major stockholder;
               secured by all assets of the Company
               (see Note 4)                                    $ 75,000       $ 75,000
            Note payable to major stockholder for
               acquisition of property and equipment
               (see Note 4)                                      10,000         10,000
            Note payable to major stockholder for
               working capital purpose (see Note 6)              63,294
                                                               --------       --------
                                                               $148,294       $ 85,000
                                                               ========       ========

NOTE 4.  RELATED PARTY TRANSACTIONS

         PURCHASES FROM RELATED PARTY

             During the year ended December 31, 1996, the Company purchased approximately $25,000 of eyeglass frames from an entity affiliated to the Company through common ownership.

         ACQUISITION OF PROPERTY AND EQUIPMENT

             During 1996, one of the Company's major stockholders sold certain property and equipment to the Company. These items were recorded at their estimated fair market value of $10,000 at the date of transfer. The Company issued a note payable to this stockholder for the same amount. The note is due on demand and is non-interest bearing.

                             SORRENTO EYEWEAR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4.  RELATED PARTY TRANSACTIONS

         NOTES PAYABLE TO AFFILIATES

             At December 31, 1996, due to related parties includes $75,000 of notes payable to one of the Company's major stockholders. These notes are due in October 1997, are non-interest bearing, and are secured by all assets of the Company.

         LEASE

             The Company rents office, warehouse and showroom space on a month-to-month basis from an entity related to the Company through common ownership. Rent expense for 1996 was $2,236 and for 1997 was $7,242 (unaudited).

NOTE 5.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996 and March 31, 1997 (unaudited). Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 1996 and March 31, 1997 (unaudited) or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and debt maturing within one year. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         The fair value of non-current debt instruments have been estimated using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments or quoted market prices, when applicable. At December 31, 1996 and March 31, 1997 (unaudited), the differences between the estimated fair value and the carrying value of non-current debt instruments were considered immaterial in relation to the Company's financial position.

NOTE 6.  SUBSEQUENT EVENTS

         RELATED PARTY TRANSACTIONS AND LONG-TERM DEBT

             Subsequent to December 31, 1996, the Company borrowed $100,000 from a bank, evidenced by a promissory note. The note is secured by a certificate of deposit purchased by one of the

                             SORRENTO EYEWEAR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

             company's major stockholders. The note bears interest at the bank's six-month certificate of deposit rate plus two percent (capped at eighteen percent), and matures on January 2002.

             Subsequent to December 31, 1996, the Company borrowed approximately $63,000 from one of the Company's major stockholders for working capital purposes.

             Subsequent to December 31, 1996, the Company borrowed $20,000 from an entity affiliated through the ownership of common stock.

         PENDING MERGER

             On April 16, 1997, the Company and an affiliated company entered into a non-binding letter of intent to merge with Ocean Optique Distributors, Inc. (Ocean). Ocean is a publicly-held company that is engaged in importing, marketing and distributing high quality ophthalmic frames and sunglasses in the mid- and premium- priced categories. Following the consummation of the merger, the Company and the affiliate will become wholly-owned subsidiaries of Ocean, and the present stockholders of the Company and the affiliated company will own shares that shall in no event equal less than 60% of the total voting power of Ocean's then outstanding capital stock.

         NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED OR SINCE THE DATE OF THIS PROSPECTUS.

                 TABLE OF CONTENTS

                                             PAGE

Prospectus Summary............................
Risk Factors..................................
Forward-Looking Statements....................
Acquisition of Solovision.....................
Use of Proceeds...............................
Management's Discussion and Analysis
  of Financial Condition and
  Results of Operation........................
Business......................................
Management....................................
Principal Securityholders.....................
Selling Securityholders.......................
Plan of Distribution..........................
Certain Transactions..........................
Description of Securities.....................
Experts.......................................
Legal Matters.................................
Index to Financial Statements.................F-1


                                  OCEAN OPTIQUE
                               DISTRIBUTORS, INC.


                                5,861,102 SHARES
                                  COMMON STOCK


                            -------------------------

                                   PROSPECTUS

                            -------------------------


                                 _______, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As authorized by Section 607.0831 of the Florida Business Corporation Act, Directors and Officers of the Company are indemnified against liability under certain circumstances. The Company's Restated Articles of Incorporation, as amended, provide for the indemnification of the Company's Directors and Officers.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The Company will bear the following estimated expenses incurred in connection with this offering:

     ITEM                                                           AMOUNT*
     ----                                                           -------

     SEC registration fee..............................       $    3,193.88
     Printing .........................................       $    1,000.00
     Legal fees and expenses...........................       $   15,000.00
     Accounting fees and expenses......................       $    5,000.00
     Blue sky fees and expenses........................       $    1,000.00
     Miscellaneous.....................................       $    4,806.12

       Total...........................................       $   30,000.00

--------------------
* Estimated, except the SEC registration fee. None of the Selling Securityholders will pay any of the expenses of this offering, but the Selling Securityholders will bear the cost of any brokerage commissions or discounts incurred in connection with the sale of their Common Stock and their respective legal expenses.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

            In March 1997, the Company agreed to exchange $300,000 of debt to D'Arrigo for 300,000 shares of the Company's Common Stock. The Company also negotiated the settlement of certain accounts payable resulting in a write-off of approximately $96,000 of the Company's outstanding accounts payable and the acquisition of 77,419 shares of the Company's Common Stock at $1-15/16 per share, the then current market price.

            In April 1997, Trevi S.P.A.,a supplier of frames, forgave approximately $185,000 of the Company's accounts payable and received 125,000 shares of Company's Common Stock to offset same.

            In April 1997, the Company, pursuant to its Stock Option Plans, issued to eight of its employees options to acquire an aggregate of 66,779 shares of the Company's Common Stock.

            In April 1996, SFL exchanged $400,000 of the Company's accounts payable to SFL for 246,154 shares of the Company's Common Stock. The Company has periodically issued options to certain of its employees pursuant to the Company's Stock Option Plans.

            In May 1995, the Company, pursuant to its Stock Option Plans, issued to 11 of its employees options to acquire an aggregate of 150,000 shares of the Company's Common Stock.

            During the quarter ended September 30, 1996, the Company, in consideration of 10,000 eyeglass frames tendered by SFL, granted to SFL the option to purchase 110,000 Shares of Common Stock of the Company at a price of $1.30 per share. This option is exercisable for three years.

            All of the foregoing securities were issued without registration under the Securities Act by reason of an exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering, the recipient of securities having delivered appropriate investment representations to the Company with respect thereto and having consented to the imposition of restrictive legends upon the certificates evidencing such securities.

ITEM 27.    EXHIBITS.

                2.1 Agreement and Plan of Merger dated as of June 26, 1997 by and among Ocean Optique Distributors, Inc.; Ocean Aquisition Corporation; Solovision Optical, Inc.; Solomon Ovadia; and Leon Wildstein and Ovadia Family Trust*

                3.1      Restated Articles of Incorporation, as amended.*

                3.2      By-Laws.(1)

                5.1      Opinion of Broad and Cassel.*

               10.1      Stock Option Plan.(1)

               10.2 Exclusive Licensing Agreement with Jacques Fath and translation.(1)

               10.3 Business Property Lease, dated August 19, 1993, between Turnpike-McNeil Development, Ltd., and Ocean Optique Distributors, Inc.(2)

               10.4 License Agreement between Classic Optical, Inc., and Hallmark Cards, Incorporated (Crayola License), dated January 29, 1991.(2)

               10.5 License Agreement between Classic Optical, Inc., and Chevrolet (Geo), dated March 25, 1992.(2)

               10.6 Commercial Lease between Miami Opti Mart, Inc. and Ocean Optique Distributors, Inc. dated as of June 27, 1997.*

               10.7      Robert Winn Employment Agreement.(3)

               10.8 Employment Agreement dated as of June 26, 1997 between Ocean Optique Distrubors, Inc. and Solomon Ovadia.*

               10.9      EMA Acquisition Agreement.(3)

               10.10 Loan and Security Agreement between Ocean Optique Distributors, Inc., Classic Optical, Inc., European Manufacturers Agency, Inc., and Coast Business Credit, dated as of May 28, 1997.*

               10.11 First Amendment to Schedule to Loan and Security Agreement dated as of June 25, 1997.*

               11.1      Statement re: Computation of Per Share Earnings.(4)

               21.1      Subsidiaries of the Registrant.*

               23.1      Consent of Grant Thornton LLP.*

               23.2      Consent of Rachlin, Cohen & Holtz.*

               23.3      Consent of Broad and Cassel (see Exhibit 5.1).*

               24.1 Power of Attorney (included in the signature page hereof).

               27.1      Financial Data Schedule (for Commission Use Only).

--------------------
*    Filed herewith.

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-18 (SEC File No. 33-41164), declared effective September 24, 1991.

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1993.

(3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 21, 1995.

(4) Filed with Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and the Registrant's Quarterly Report filed on Form 10-QSB for the quarter ended March 31, 1997.

ITEM 28.    UNDERTAKINGS

   (A)      The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; or

                  (iii) Include any additional or changed material information with respect to the plan of distribution.

            (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the option of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on this 16th day of July, 1997.

                                   OCEAN OPTIQUE DISTRIBUTORS, INC.
                                   --------------------------------
                                            Registrant



                                   By: /s/ KENNETH J. GORDON
                                     ------------------------------------------
                                     Kenneth J. Gordon, Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Kenneth J. Gordon and Solomon Ovadia, and either of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

       SIGNATURE                                         TITLE                       DATE
------------------------------------           --------------------------      ---------------

/S/ SOLOMON OVADIA                             President and Director          July 16, 1997
------------------------------------
Solomon Ovadia

/S/ KENNETH J. GORDON                          Principal Accounting            July 16, 1997
------------------------------------           Officer, Chief Financial
Kenneth J. Gordon                              Officer and Director



/S/ RICHARD RUSSO                              Director                        July 16, 1997
------------------------------------
Richard Russo


                             [SIGNATURES CONTINUED]


                                      II-5




       SIGNATURE                                         TITLE                       DATE
------------------------------------           --------------------------      ---------------



/S/ LEON WILDSTEIN                             Director                        July 16, 1997
------------------------------------
Leon Wildstein


/S/ ROBERT D. WINN                             Director                        July 16, 1997
------------------------------------
Robert D. Winn


                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                               INDEX TO EXHIBITS*



EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

 2.1 Agreement and Plan of Merger dated as of June 26, 1997 by and among Ocean Optique Distributors, Inc., Ocean Aquisition Corporation, Solovision Optical, Inc., Solomon Ovadia, Leon Wildstein, and Ovadia Family Trust.

 3.1                Restated Articles of Incorporation, as amended.

 5.1                Opinion of Broad and Cassel.

10.8 Employment Agreement dated as of June 26, 1997 between Ocean Optique Distributors, Inc. and Solomon Ovadia.

10.10 Loan and Security Agreement between Ocean Optique Distributors, Inc., Classic Optical, Inc., European Manufacturers Agency, Inc., and Coast Business Credit, dated as of May 28, 1997.

10.11 First Amendment to Schedule to Loan and Security Agreement dated as of June 25, 1997.

21.1                Subsidiaries of the Registrant.

23.1                Consent of Grant Thornton LLP.

23.2                Consent of Rachlin, Cohen & Holtz.

23.3                Consent of Broad and Cassel (see Exhibit 5.1).

----------------------

* All other exhibits listed in Item 27 of Part II of the Registration Statement on Form SB-2 are incorporated by reference to documents previously filed as indicated therein or will be filed by amendment.